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                       SMOKELESS TOBACCO MASTER SETTLEMENT
                                   AGREEMENT


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                                SMOKELESS TOBACCO

                           MASTER SETTLEMENT AGREEMENT

                                TABLE OF CONTENTS


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I.      RECITALS................................................................      1

II.     DEFINITIONS.............................................................      3
        (a)    "Account"........................................................      3
        (b)    "Adult"..........................................................      3
        (c)    "Adult-Only Facility"............................................      3
        (d)    "Affiliate"......................................................      3
        (e)    "Agreement"......................................................      3
        (f)    "Bankruptcy".....................................................      3
        (g)    "Brand Name".....................................................      4
        (h)    "Brand Name Sponsorship".........................................      4
        (i)    "Business Day"...................................................      5
        (j)    "Cartoon"........................................................      5
        (k)    "Cigarette"......................................................      6
        (l)    "Cigarette Master Settlement Agreement"..........................      6
        (m)    "Claims".........................................................      6
        (n)    "Consent Decree".................................................      6
        (o)    "Court"..........................................................      7
        (p)    "Escrow".........................................................      7
        (q)    "Escrow Agent"...................................................      7
        (r)    "Escrow Agreement"...............................................      7
        (s)    "Final Approval".................................................      7
        (t)    "Foundation".....................................................      7
        (u)    "Independent Auditor"............................................      8
        (v)    "Inflation Adjustment"...........................................      8
        (w)    "Market Share"...................................................      8
        (x)    "MSA Execution Date".............................................      8
        (y)    "NAAG"...........................................................      8
        (z)    "National Public Education Fund".................................      8
        (aa)   "Non-Participating Manufacturer".................................      8
        (bb)   "Notice Parties".................................................      9
        (cc)   "Original Participating Manufacturer"............................      9
        (dd)   "Outdoor Advertising"............................................      9
        (ee)   "Participating Manufacturer".....................................     10
        (ff)   "Prime Rate".....................................................     10
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        (gg)   "Released Claims"................................................     11
        (hh)   "Released Parties"...............................................     11
        (ii)   "Releasing Parties"..............................................     12
        (jj)   "Settling State".................................................     12
        (kk)   "Smokeless Tobacco Products".....................................     13
        (ll)   "State"..........................................................     13
        (mm)   "State-Specific Finality"........................................     13
        (nn)   "Subsequent Participating Manufacturer"..........................     14
        (oo)   "Tobacco Product Manufacturer"...................................     14
        (pp)   "Tobacco Products"...............................................     15
        (qq)   "Tobacco-Related Organizations"..................................     15
        (rr)   "Transit Advertisements".........................................     15
        (ss)   "Underage".......................................................     16
        (tt)   "Video Game Arcade"..............................................     16
        (uu)   "Youth"..........................................................     16

III.    PERMANENT RELIEF........................................................     16
        (a)    Prohibition on Youth Targeting...................................     16
        (b)    Ban on Use of Cartoons...........................................     16
        (c)    Limitation of Tobacco Brand Name Sponsorships....................     17
        (d)    Elimination of Outdoor Advertising and Transit Advertisements....     20
        (e)    Prohibition on Payments Related to Tobacco Products and Media....     22
        (f)    Ban on Tobacco Brand Name Merchandise............................     23
        (g)    Ban on Youth Access to Free Samples..............................     23
        (h)    Ban on Gifts to Underage Persons Based on Proofs of Purchase.....     24
        (i)    Limitation on Third-Party Use of Brand Names.....................     24
        (j)    Ban on Non-Tobacco Brand Names...................................     25
        (k)    Prohibition on Providing Tobacco Products to Teams...............     26
        (l)    Corporate Culture Commitments Related to Youth Access and
               Consumption......................................................     26
        (m)    Limitations on Lobbying..........................................     27
        (n)    Regulation and Oversight of New Tobacco-Related Trade
               Associations.....................................................     29
        (o)    Prohibition on Agreements to Suppress Research...................     31
        (p)    Prohibition on Material Misrepresentations.......................     32

IV.     PUBLIC ACCESS TO DOCUMENTS .............................................     32

V.      TOBACCO CONTROL AND UNDERAGE USE LAWS...................................     34
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VI.     ESTABLISHMENT OF A NATIONAL FOUNDATION..................................     34
        (a)    Foundation Purposes..............................................     34
        (b)    Foundation Payments..............................................     34
        (c)    Foundation Activities............................................     38
        (d)    Severance of this Section........................................     39

VII.    ENFORCEMENT.............................................................     40

        (a)    Jurisdiction.....................................................     40
        (b)    Enforcement of Consent Decree....................................     40
        (c)    Enforcement of this Agreement....................................     41
        (d)    Right of Review..................................................     42
        (e)    Applicability....................................................     42
        (f)    Coordination of Enforcement .....................................     43
        (g)    Inspection and Discovery Rights..................................     43

VIII.   CERTAIN ONGOING RESPONSIBILITIES OF THE SETTLING STATES.................     44

IX.     CALCULATIONS AND DISBURSEMENTS OF PAYMENTS..............................     46

        (a)    All Payments into Escrow.........................................     46
        (b)    Independent Auditor..............................................     46
        (c)    Disbursement of Subsection VI(b) Payments........................     46

X.      SETTLING STATES' RELEASE, DISCHARGE AND COVENANT........................     47

XI.     CONSENT DECREES AND DISMISSAL OF CLAIMS.................................     49

XII.    PARTICIPATING MANUFACTURERS' RELEASE AND DISCHARGE......................     51

XIII.   VOLUNTARY ACT OF THE PARTIES............................................     52

XIV.    CONSTRUCTION............................................................     53

XV.     MISCELLANEOUS...........................................................     53

        (a)    Effect of Current or Future Law..................................     53
        (b)    Limited Most-Favored Nation Provision............................     53
        (c)    Transfer of Tobacco Brands.......................................     55
        (d)    Payments in Settlement...........................................     57
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        (e)    No Determination or Admission....................................     57
        (f)    Non-Admissibility................................................     57
        (g)    Representations of Parties.......................................     58
        (h)    Sales of Cigarettes..............................................     58
        (i)    Obligations Several, Not Joint...................................     59
        (j)    Headings.........................................................     59
        (k)    Amendment and Waiver.............................................     59
        (l)    Notices..........................................................     60
        (m)    Cooperation......................................................     60
        (n)    Designees to Discuss Disputes....................................     60
        (o)    Governing Law....................................................     61
        (p)    Severability.....................................................     61
        (q)    Intended Beneficiaries...........................................     63
        (r)    Counterparts.....................................................     63
        (s)    Applicability....................................................     63
        (t)    Preservation of Privilege........................................     63
        (u)    Non-Release......................................................     64
        (v)    Termination......................................................     64
        (w)    Freedom of Information Requests..................................     65
        (x)    Bankruptcy.......................................................     65
        (y)    Notice of Material Transfers.....................................     68
        (z)    Entire Agreement.................................................     68
        (aa)   Business Days....................................................     69
        (bb)   Subsequent Signatories...........................................     69
        (cc)   Decimal Places...................................................     69
        (dd)   Regulatory Authority.............................................     69
        (ee)   Successors.......................................................     69
        (ff)   Export Packaging.................................................     70
        (gg)   Actions within Geographic Boundaries of Settling States..........     70
        (hh)   Notice to Affiliates.............................................     70

XVI.    ATTORNEYS FEES..........................................................     70
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EXHIBIT A        LIST OF LAWSUITS

EXHIBIT B        POTENTIAL LEGISLATION NOT TO BE OPPOSED

EXHIBIT C        DOCUMENT PRODUCTION

EXHIBIT D        MODEL CONSENT DECREE

EXHIBIT E        NOTICES

EXHIBIT F        FORMULA FOR CALCULATING INFLATION ADJUSTMENTS

EXHIBIT G        ATTORNEYS FEES


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                  SMOKELESS TOBACCO MASTER SETTLEMENT AGREEMENT

        This Smokeless Tobacco Master Settlement Agreement is made by the undersigned Settling State officials (on behalf of their respective Settling States) and the undersigned Participating Manufacturers to settle and resolve with finality all Released Claims against the Participating Manufacturers and related entities as set forth herein. This Agreement constitutes the documentation effecting this settlement with respect to each Settling State, and is intended to and shall be binding upon each Settling State and each Participating Manufacturer in accordance with the terms hereof.

I.      RECITALS

        WHEREAS, more than 40 States have commenced litigation asserting various claims for monetary, equitable, and injunctive relief against certain tobacco product manufacturers and others as defendants, and the States that have not filed suit can potentially assert similar claims;

        WHEREAS, the Settling States that have commenced litigation have sought to obtain equitable relief and damages under state laws, including consumer protection and/or antitrust laws, in order to further the Settling States' policies regarding public health, including policies adopted to achieve a significant reduction in tobacco use by Youth;

        WHEREAS, defendants have denied each and every one of the Settling States' allegations of unlawful conduct or wrongdoing and have asserted a number of defenses to the Settling States' claims, which defenses have been contested by the Settling States;


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        WHEREAS, the Settling States and the Participating Manufacturers are
committed to reducing underage tobacco use by discouraging such use and by preventing Youth access to Tobacco Products;

        WHEREAS, the undersigned Settling State officials believe that entry into this Agreement and uniform consent decrees with the tobacco industry is necessary in order to further the Settling States' policies designed to reduce the use of Tobacco Products by Youth, furthering the public health; and

        WHEREAS, the Settling States and the Participating Manufacturers wish to avoid the further expense, delay, inconvenience, burden, and uncertainty of continued litigation (including appeals from any verdicts) and, therefore, have agreed to settle their respective lawsuits and potential claims pursuant to terms which will achieve for the Settling States and their citizens, the implementation of important tobacco-related public health measures, including the enforcement of the mandates and restrictions related to such measures, as well as funding for a national Foundation dedicated to significantly reducing the use of Tobacco Products by Youth;

        NOW, THEREFORE, BE IT KNOWN THAT, in consideration of the implementation of tobacco-related health measures and the payments to be made by the Participating Manufacturers, the release and discharge of claims by the Settling States, and such other consideration as described herein, the sufficiency of which is hereby acknowledged, the Settling States and the Participating Manufacturers, acting by and through their authorized agents, memorialize and agree as follows:


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II.     DEFINITIONS

        (a) "Account" has the meaning given in the Escrow Agreement.

        (b) "Adult" means any person or persons who are not Underage.

        (c) "Adult-Only Facility" means a facility or restricted area (whether open-air or enclosed) where the operator ensures or has a reasonable basis to believe (such as by checking identification as required under state law, or by checking the identification of any person appearing to be under the age of 27) that no Underage person is present. A facility or restricted area need not be permanently restricted to Adults in order to constitute an Adult-Only Facility, provided that the operator ensures or has a reasonable basis to believe that no Underage person is present during the event or time period in question.

        (d) "Affiliate" means a person who directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, another person. Solely for purposes of this definition, the terms "owns," "is owned," and "ownership" mean ownership of an equity interest, or the equivalent thereof, of 10 percent or more, and the term "person" means an individual, partnership, committee, association, corporation, or any other organization or group of persons.

        (e) "Agreement" means this Smokeless Tobacco Master Settlement Agreement, together with the exhibits hereto, as it may be amended pursuant to subsection XV(k).

        (f) "Bankruptcy" means, with respect to any entity, the commencement of a case or other proceeding (whether voluntary or involuntary) seeking any of (1) liquidation, reorganization, rehabilitation, receivership, conservatorship, or other relief with respect to such entity or its debts under any bankruptcy, insolvency or similar law now or hereafter


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in effect; (2) the appointment of a trustee, receiver, liquidator, custodian or similar official of such entity or any substantial part of its business or property; (3) the consent of such entity to any of the relief described in (1) above or to the appointment of any official described in (2) above in any such case or other proceeding involuntarily commenced against such entity; or (4) the entry of an order for relief as to such entity under the federal bankruptcy laws as now or hereafter in effect. Provided, however, that an involuntary case or proceeding otherwise within the foregoing definition shall not be a "Bankruptcy" if it is or was dismissed within 60 days of its commencement.

        (g) "Brand Name" means a brand name (alone or in conjunction with any other word), trademark, logo, symbol, motto, selling message, recognizable pattern of colors, or any other indicia of product identification identical or similar to, or identifiable with, those used for any domestic brand of Tobacco Products. Provided, however, that the term "Brand Name" shall not include the corporate name of any Tobacco Product Manufacturer that does not after the MSA Execution Date sell a brand of Tobacco Products in the States that includes such corporate name.

        (h) "Brand Name Sponsorship" means an athletic, musical, artistic, or other social or cultural event as to which payment is made (or other consideration is provided) in exchange for use of a Brand Name or Names (1) as part of the name of the event or (2) to identify, advertise, or promote such event or an entrant, participant, or team in such event in any other way. Sponsorship of a single national or multi-state series or tour (for example, NASCAR (including any number of NASCAR races)), or of one or more events within a single national or multi-state series or tour, or of an entrant, participant, or team taking part in events sanctioned by a single approving organization (e.g., NASCAR or


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CART), constitutes one Brand Name Sponsorship. Sponsorship of an entrant, participant, or team by a Participating Manufacturer using a Brand Name or Names in an event that is part of a series or tour that is sponsored by such Participating Manufacturer or that is part of a series or tour in which any one or more events are sponsored by such Participating Manufacturer does not constitute a separate Brand Name Sponsorship. Sponsorship of an entrant, participant, or team by a Participating Manufacturer using a Brand Name or Names in any event (or series of events) not sponsored by such Participating Manufacturer constitutes a Brand Name Sponsorship. The term "Brand Name Sponsorship" shall not include an event in an Adult-Only Facility.

        (i) "Business Day" means a day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to close in New York, New York.

        (j) "Cartoon" means any drawing or other depiction of an object, person, animal, creature, or any similar caricature that satisfies any of the following criteria:

                (1) the use of comically exaggerated features;

                (2) the attribution of human characteristics to animals, plants, or other objects, or the similar use of anthropomorphic technique; or

                (3) the attribution of unnatural or extra human abilities, such as imperviousness to pain or injury, X-ray vision, tunneling at very high speeds, or transformation.

The term "Cartoon" includes "Joe Camel," but does not include any drawing or other depiction that on July 1, 1998, was in use in any State in any Participating Manufacturer's corporate logo or in any Participating Manufacturer's Tobacco Product packaging.


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        (k) "Cigarette" means any product that contains nicotine, is intended to be burned or heated under ordinary conditions of use, and consists of or contains (1) any roll of tobacco wrapped in paper or in any substance not containing tobacco; or (2) tobacco, in any form, that is functional in the product, which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as a cigarette; or (3) any roll of tobacco wrapped in any substance containing tobacco which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as a cigarette described in clause (1) of this definition. The term "Cigarette" includes "roll-your-own" (i.e., any tobacco which, because of its appearance, type, packaging, or labeling is suitable for use and likely to be offered to, or purchased by, consumers as tobacco for making cigarettes).

        (l)"Cigarette Master Settlement Agreement" means the Master Settlement Agreement, together with the exhibits thereto, entered into between the signatory States and the signatory Cigarette manufacturers, on November 23, 1998.

        (m) "Claims" means any and all manner of civil (i.e., non-criminal): claims, demands, actions, suits, causes of action, damages (whenever incurred), liabilities of any nature including civil penalties and punitive damages, as well as costs, expenses, and attorneys' fees, known or unknown, suspected or unsuspected, accrued or unaccrued, whether legal, equitable, or statutory.

        (n) "Consent Decree" means a state-specific consent decree as described in section XI of this Agreement.


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        (o) "Court" means the respective Court in each Settling State to which this Agreement and the Consent Decree are presented for approval and/or entry as to that Settling State.

        (p) "Escrow" has the meaning given in the Escrow Agreement.

        (q) "Escrow Agent" means the escrow agent under the Escrow Agreement.

        (r) "Escrow Agreement" means the Escrow Agreement entered into pursuant to the Cigarette Master Settlement Agreement.

        (s) "Final Approval" means the date by which State-Specific Finality in a sufficient number of Settling States has occurred. For the purposes of this subsection (s), "State-Specific Finality in a sufficient number of Settling States" means that State-Specific Finality has occurred in both:

                    (A) a number of Settling States equal to at least 75% of the total number of Settling States; and

                    (B) at least 75% of the States that have lawsuits currently pending as of the MSA Execution Date against the Original Participating Manufacturer, which are the States specifically identified on Exhibit A (but not including any State in the Additional States section). Notwithstanding the foregoing, until March 31, 2001, the Original Participating Manufacturer may waive the foregoing requirement for Final Approval.

        (t) "Foundation" means the charitable foundation, trust or similar organization that was created as a result of and pursuant to section VI of the Cigarette Master Settlement Agreement.


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        (u)"Independent Auditor" means the auditor described in and retained pursuant to section XI of the Cigarette Master Settlement Agreement.

        (v)"Inflation Adjustment" means an adjustment in accordance with the formulas for inflation adjustments set forth in Exhibit F.

        (w) "Market Share" means a Tobacco Product Manufacturer's respective share (expressed as a percentage) of the total number of "units" of Smokeless Tobacco Products sold in the fifty United States, the District of Columbia, and Puerto Rico during the applicable calendar year. "Units" shall be determined using the amount of net excise taxes collected by the federal government pursuant to section 5701 of the Internal Revenue Code of 1996, as amended or to be amended hereafter ("IRC"), and in the case of sales in Puerto Rico, collected by the Puerto Rico taxing authority. A "unit" shall consist of: (1) 1.2 ounces of "snuff," or (2) 3.0 ounces of "chewing tobacco," each as defined in IRC
Section 5702.

        (x) "MSA Execution Date" means November 23, 1998.

        (y) "NAAG" means the National Association of Attorneys General, or its successor organization that is directed by the Attorneys General to perform certain functions under this Agreement.

        (z) "National Public Education Fund" means the National Public Education Fund that was created as a result of and pursuant to section VI of the Cigarette Master Settlement Agreement.

        (aa) "Non-Participating Manufacturer" means any Tobacco Product Manufacturer that is not a Participating Manufacturer.


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        (bb) "Notice Parties" means each Participating Manufacturer, each
Settling State, the Escrow Agent, the Independent Auditor and NAAG.

        (cc) "Original Participating Manufacturer" means the following: United States Tobacco Company and its manufacturing subsidiary (United States Tobacco Manufacturing Company Inc.) and its sales and marketing subsidiary (United States Tobacco Sales and Marketing Company Inc.), and any successors of the foregoing. For purposes of this Agreement, the foregoing entities shall be considered as a single Participating Manufacturer. Except as expressly provided in this Agreement, once an entity becomes an Original Participating Manufacturer, such entity shall permanently retain the status of Original Participating Manufacturer.

        (dd) "Outdoor Advertising" means (1) billboards, (2) signs and placards in arenas, stadiums, shopping malls and Video Game Arcades (whether any of the foregoing are open air or enclosed) (but not including any such sign or placard located in an Adult-Only Facility), and (3) any other advertisements placed (A) outdoors, or (B) on the inside surface of a window facing outward. Provided, however, that the term "Outdoor Advertising" does not mean (1) an advertisement on the outside of a Tobacco Product manufacturing facility; (2) an individual advertisement that does not occupy an area larger than 14 square feet (and that neither is placed in such proximity to any other such advertisement so as to create a single "mosaic"-type advertisement larger than 14 square feet, nor functions solely as a segment of a larger advertising unit or series), and that is placed (A) on the outside of any retail establishment that sells Tobacco Products (other than solely through a vending machine), (B) outside (but on the property of) any such establishment, or (C) on the inside surface of a window facing outward in any such


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establishment; (3) an advertisement inside a retail establishment that sells
Tobacco Products (other than solely through a vending machine) that is not placed on the inside surface of a window facing outward; or (4) an outdoor advertisement at the site of an event to be held at an Adult-Only Facility that is placed at such site during the period the facility or enclosed area constitutes an Adult-Only Facility, but in no event more than 14 days before the event, and that does not advertise any Tobacco Product (other than by using a Brand Name to identify the event).

        (ee) "Participating Manufacturer" means a Tobacco Product Manufacturer that is or becomes a signatory to this Agreement, provided that in the case of a Tobacco Product Manufacturer that is not the Original Participating Manufacturer, such Tobacco Product Manufacturer is bound by this Agreement and the Consent Decree (or, in any Settling State that does not permit amendment of the Consent Decree, a consent decree containing terms identical to those set forth in the Consent Decree) in all Settling States in which this Agreement and the Consent Decree binds the Original Participating Manufacturer (provided, however, that such Tobacco Product Manufacturer need only become bound by the Consent Decree in those Settling States in which the Settling State has filed a Released Claim against it). "Participating Manufacturer" shall also include the successor of a Participating Manufacturer. Except as expressly provided in this Agreement, once an entity becomes a Participating Manufacturer such entity shall permanently retain the status of Participating Manufacturer.

        (ff) "Prime Rate" shall mean the prime rate as published from time to time by the Wall Street Journal or, in the event the Wall Street Journal is no longer published or no


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longer publishes such rate, an equivalent successor reference rate determined by the Independent Auditor.

        (gg) "Released Claims" means for past conduct, acts or omissions (including any damages incurred in the future arising from such past conduct, acts or omissions), those Claims directly or indirectly based on, arising out of or in any way related, in whole or in part, to (A) the use, sale, distribution, manufacture, development, advertising, marketing, or health effects of, (B) the exposure to, or (C) research, statements, or warnings regarding, Tobacco Products (including, but not limited to, the Claims asserted in the actions identified in Exhibit A, or any comparable Claims that were, could be or could have been asserted now or in the future in those actions or in any comparable action in federal, state, or local court brought by a Settling State or a Releasing Party (whether or not such Settling State or Releasing Party has brought such action)), except for claims not asserted in the actions identified in Exhibit A for outstanding liability under existing licensing (or similar) fee laws or existing tax laws (but not excepting claims for any tax liability of the Tobacco-Related Organizations or of any Released Party with respect to such Tobacco-Related Organizations, which claims are covered by the release and covenants set forth in this Agreement).

        (hh) "Released Parties" means all Participating Manufacturers, their past, present, and future Affiliates, and the respective divisions, officers, directors, employees, representatives, insurers, lenders, underwriters, Tobacco-Related Organizations, trade associations, suppliers, agents, auditors, advertising agencies, public relations entities, attorneys, retailers, and distributors of any Participating Manufacturer or of any such Affiliate (and the predecessors, heirs, executors, administrators, successors, and assigns


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of each of the foregoing). Provided, however, that "Released Parties" does not include any person or entity (including, but not limited to, an Affiliate) that is itself a Non-Participating Manufacturer at any time after the MSA Execution Date, unless such person or entity becomes a Participating Manufacturer.

        (ii) "Releasing Parties" means each Settling State and any of its past, present, and future agents, officials acting in their official capacities, legal representatives, agencies, departments, commissions, and divisions; and also means, to the full extent of the power of the signatories hereto to release claims, the following: (1) any Settling State's subdivisions (political or otherwise, including, but not limited to, municipalities, counties, parishes, villages, unincorporated districts, and hospital districts), public entities, public instrumentalities, and public educational institutions; and (2) persons or entities acting in a parens patriae, sovereign, quasi-sovereign, private attorney general, qui tam, taxpayer, or any other capacity, whether or not any of them participate in this settlement, (A) to the extent that any such person or entity is seeking relief on behalf of or generally applicable to the general public in such Settling State or the people of the State, as opposed solely to private or individual relief for separate and distinct injuries, or (B) to the extent that any such entity (as opposed to an individual) is seeking recovery of healthcare expenses (other than premium or capitation payments for the benefit of present or retired state employees) paid or reimbursed, directly or indirectly, by a Settling State.

        (jj) "Settling State" means any State that signs this Agreement on or before the MSA Execution Date. Provided, however, that the term "Settling State" shall not include (1) the States of Florida and Texas, and (2) except for the purposes of determining


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whether Final Approval has occurred, any State as to which this Agreement has been terminated.

        (kk) "Smokeless Tobacco Products" means smokeless tobacco, as that term is defined in the Comprehensive Smokeless Tobacco Health Education Act, 15 U.S.C. Section 4401, et seq.

        (ll) "State" means any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the Virgin Islands, American Samoa, and the Northern Marianas.

        (mm) "State-Specific Finality" means, with respect to the Settling State in question:

                (1) this Agreement and the Consent Decree have been approved and entered by the Court as to the Original Participating Manufacturer, or, in the event of an appeal from or review of a decision of the Court to withhold its approval and entry of this Agreement and the Consent Decree, by the court hearing such appeal or conducting such review;

                (2) entry by the Court has been made of an order dismissing with prejudice all claims against Released Parties in the action as provided herein; and

                (3) the time for appeal or to seek review of or permission to appeal ("Appeal") from the approval and entry as described in subsection
        (1) hereof and entry of such order described in subsection (2) hereof has expired; or, in the event of an Appeal from such approval and entry, the Appeal has been dismissed, or the approval and entry described in subsection (1) hereof and the order described in subsection (2) hereof have been affirmed in all material respects by the court of last resort to which such Appeal has been taken and such dismissal or affirmance has become no longer subject to further Appeal (including, without limitation, review by the United States Supreme Court).

        (nn) "Subsequent Participating Manufacturer" means a Tobacco Product Manufacturer (other than the Original Participating Manufacturer) that: (1) is a Participating Manufacturer, and (2) is a signatory to this Agreement, regardless of when such Tobacco Product Manufacturer became a signatory to this Agreement. "Subsequent Participating Manufacturer" shall also include the successors of a Subsequent Participating Manufacturer. Except as expressly provided in this Agreement, once an entity becomes a Subsequent Participating Manufacturer such entity shall permanently retain the status of Subsequent Participating Manufacturer, unless it agrees to assume the obligations of the Original Participating Manufacturer as provided in subsection XV(c).

        (oo) "Tobacco Product Manufacturer" means an entity that after the MSA Execution Date directly (and not exclusively through any Affiliate):

                (1) manufactures Smokeless Tobacco Products anywhere that such manufacturer intends to be sold in the States, including Smokeless Tobacco Products intended to be sold in the States through an importer (except where such importer is the Original Participating Manufacturer and will be responsible for the payments under this Agreement with respect to such Smokeless Tobacco Products as a result of the provisions of subsection II(w) and that pays the taxes specified in subsection II(w) on such Smokeless Tobacco Products, and provided that the manufacturer of such Smokeless Tobacco Products does not market or advertise such Smokeless Tobacco Products in the States);

                (2)is the first purchaser anywhere for resale in the States of Smokeless Tobacco Products manufactured anywhere that the manufacturer does not intend to be sold in the States; or

                (3)becomes a successor of an entity described in subsection (1) or (2) above.

The term "Tobacco Product Manufacturer" shall not include an Affiliate of a Tobacco Product Manufacturer unless such Affiliate itself falls within any of subsections (1) - (3) above. The term "Tobacco Product Manufacturer" shall include an entity that signs this Agreement that itself does not fall within any of the subsections (1) - (3) above, but which is an Affiliate of an entity that does not sign this Agreement, but itself falls within any of subsections (1) -
(3) above.

        (pp) "Tobacco Products" means Cigarettes and Smokeless Tobacco Products.

        (qq) "Tobacco-Related Organizations" means the Council for Tobacco Research-U.S.A., Inc., The Tobacco Institute, Inc. ("TI"), and the Center for Indoor Air Research, Inc. ("CIAR") and the successors, if any, of TI or CIAR.

        (rr) "Transit Advertisements" means advertising on or within private or public vehicles and all advertisements placed at, on, or within any bus stop, taxi stand, transportation waiting area, train station, airport, or any similar location. Notwithstanding the foregoing, the term "Transit Advertisements" does not include (1) any advertisement placed in, on, or outside the premises of any retail establishment that sells Tobacco Products (other than solely through a vending machine) (except if such individual advertisement (A) occupies an area larger than 14 square feet; (B) is placed in such proximity to any other such advertisement so as to create a single "mosaic"-type advertisement larger than 14 square feet; or (C) functions solely as a segment of a larger advertising unit or series); or (2) advertising at the site of an event to be held at an Adult-Only Facility that is placed at such site during the period the facility or enclosed area constitutes an Adult-Only Facility, but in no event more than 14 days before the event, and that does not advertise any Tobacco Product (other than by using a Brand Name to identify the event).

        (ss) "Underage" means younger than the minimum age at which it is legal to purchase or possess (whichever minimum age is older) Smokeless Tobacco Products in the applicable Settling State.

        (tt) "Video Game Arcade" means an entertainment establishment primarily consisting of video games (other than video games intended primarily for use by persons 18 years of age or older) and/or pinball machines.

        (uu) "Youth" means any person or persons under 18 years of age.

III.    PERMANENT RELIEF

        (a) Prohibition on Youth Targeting. No Participating Manufacturer may take any action, directly or indirectly, to target Youth within any Settling State in the advertising, promotion, or marketing of Tobacco Products, or take any action the primary purpose of which is to initiate, maintain, or increase the incidence of use of Tobacco Products by Youth within any Settling State.

        (b) Ban on Use of Cartoons. Beginning 180 days after the MSA Execution Date, no Participating Manufacturer may use or cause to be used any Cartoon in the advertising, promoting, packaging, or labeling of Tobacco Products.

        (c) Limitation of Tobacco Brand Name Sponsorships.

                (1) Prohibited Sponsorships. After the MSA Execution Date, no Participating Manufacturer may engage in any Brand Name Sponsorship in any State consisting of:

                    (A) concerts; or

                    (B) events in which the intended audience is comprised of a significant percentage of Youth; or

                    (C) events in which any paid participants or contestants are
                Youth; or

                    (D) any athletic event between opposing teams in any
                football, basketball, baseball, soccer or hockey league.

                (2) Limited Sponsorships.

                    (A) No Participating Manufacturer may engage in more than
                one Brand Name Sponsorship in the States in any twelve-month period (such period measured from the date of the initial sponsored event).

                    (B) Provided, however, that

                         (i) nothing contained in subsection (2)(A) above shall
                    require a Participating Manufacturer to breach or terminate any sponsorship contract in existence as of August 1, 1998 (until the earlier of (x) the current term of any existing contract, without regard to any renewal or option that may be exercised by such Participating Manufacturer or (y) three years after the MSA Execution Date); and

                        (ii) notwithstanding subsection (1)(A) above, nothing
                    contained in subsection (2)(A) shall require the Original Participating Manufacturer to breach its March 1, 1998, contract with Daryle Singletary, which contract shall terminate by December 31, 1998.

                (3) Related Sponsorship Restrictions. With respect to any Brand Name Sponsorship permitted under this subsection (c):

                    (A) advertising of the Brand Name Sponsorship event shall
                not advertise any Tobacco Product (other than by using the Brand Name to identify such Brand Name Sponsorship event);

                    (B) no Participating Manufacturer may refer to a Brand Name
                Sponsorship event or to a celebrity or other person in such an event in its advertising of a Tobacco Product;

                    (C) nothing contained in the provisions of subsection III(e)
                of this Agreement shall apply to actions taken by any Participating Manufacturer in connection with a Brand Name Sponsorship permitted pursuant to the provisions of subsections
                (2)(A) and (2)(B)(i); the Brand Name Sponsorship permitted by subsection (2)(B)(ii) shall be subject to the restrictions of subsection III(e) except that such restrictions shall not prohibit use of the Brand Name to identify the Brand Name Sponsorship;

                    (D) nothing contained in the provisions of subsections
                III(f) and III(i) shall apply to apparel or other merchandise:
                (i) marketed, distributed, offered, sold, or licensed at the site of a Brand Name

                Sponsorship permitted pursuant to subsections (2)(A) or
                (2)(B)(i) by the person to which the relevant Participating Manufacturer has provided payment in exchange for the use of the relevant Brand Name in the Brand Name Sponsorship or a third-party that does not receive payment from the relevant Participating Manufacturer (or any Affiliate of such Participating Manufacturer), in connection with the marketing, distribution, offer, sale or license of such apparel or other merchandise; or (ii) used at the site of a Brand Name Sponsorship permitted pursuant to subsection (2)(A) or (2)(B)(i) (during such event) that are not distributed (by sale or otherwise) to any member of the general public; and

                    (E) nothing contained in the provisions of subsection III(d)
                shall: (i) apply to the use of a Brand Name on a vehicle used in a Brand Name Sponsorship; or (ii) apply to Outdoor Advertising advertising the Brand Name Sponsorship, to the extent that such Outdoor Advertising is placed at the site of a Brand Name Sponsorship no more than 90 days before the start of the initial sponsored event, is removed within 10 days after the end of the last sponsored event, and is not prohibited by subsection (3)(A) above.

                (4) Corporate Name Sponsorships. Nothing in this subsection (c) shall prevent a Participating Manufacturer from sponsoring or causing to be sponsored any athletic, musical, artistic, or other social or cultural event, or any entrant, participant or team in such event (or series of events) in the name of the corporation which manufactures Tobacco Products, provided that the corporate name does not include any Brand Name of domestic Tobacco Products.

                (5) Naming Rights Prohibition. No Participating Manufacturer may enter into any agreement for the naming rights of any stadium or arena located within a Settling State using a Brand Name, and shall not otherwise cause a stadium or arena located within a Settling State to be named with a Brand Name.

                (6) Prohibition on Sponsoring Teams and Leagues. No Participating Manufacturer may enter into any agreement pursuant to which payment is made (or other consideration is provided) by such Participating Manufacturer to any football, basketball, baseball, soccer or hockey league (or any team involved in any such league) in exchange for use of a Brand Name.

        (d) Elimination of Outdoor Advertising and Transit Advertisements. Each Participating Manufacturer shall discontinue Outdoor Advertising and Transit Advertisements advertising Tobacco Products within the Settling States as set forth herein.

                (1) Removal. Except as otherwise provided in this section, each Participating Manufacturer shall remove from within the Settling States within 150 days after the MSA Execution Date all of its (A) billboards (to the extent that such billboards constitute Outdoor Advertising) advertising Tobacco Products; (B) signs and placards (to the extent that such signs and placards constitute Outdoor Advertising) advertising Tobacco Products in arenas, stadiums, shopping malls and Video Game Arcades; and (C) Transit Advertisements advertising Tobacco Products.

                (2) Prohibition on New Outdoor Advertising and Transit Advertisements. No Participating Manufacturer may, after the MSA Execution Date, place or cause to be placed any new Outdoor Advertising advertising Tobacco Products or new Transit Advertisements advertising Tobacco Products within any Settling State.

                (3) Alternative Advertising. With respect to those billboards required to be removed under subsection (1) that are leased (as opposed to owned) by any Participating Manufacturer, the Participating Manufacturer will allow the Attorney General of the Settling State within which such billboards are located to substitute, at the Settling State's option, alternative advertising intended to discourage the use of Tobacco Products by Youth and their exposure to second-hand smoke for the remaining term of the applicable contract (without regard to any renewal or option term that may be exercised by such Participating Manufacturer). The Participating Manufacturer will bear the cost of the lease through the end of such remaining term. Any other costs associated with such alternative advertising will be borne by the Settling State.

                (4) Ban on Agreements Inhibiting Anti-Tobacco Advertising. Each Participating Manufacturer agrees that it will not enter into any agreement that prohibits a third party from selling, purchasing, or displaying advertising discouraging the use of Tobacco Products or exposure to second-hand smoke. In the event and to the extent that any Participating Manufacturer has entered into an agreement containing any such prohibition, such Participating Manufacturer agrees to waive such prohibition in such agreement.

                (5) Designation of Contact Person. Each Participating Manufacturer that has Outdoor Advertising or Transit Advertisements advertising Tobacco Products within a Settling State shall, within 10 days after the MSA Execution Date, provide the Attorney General of such Settling State with the name of a contact person to whom the Settling State may direct inquiries during the time such Outdoor Advertising and Transit Advertisements are being eliminated, and from whom the Settling State may obtain periodic reports as to the progress of their elimination.

                (6) Adult-Only Facilities. To the extent that any advertisement advertising Tobacco Products located within an Adult-Only Facility constitutes Outdoor Advertising or a Transit Advertisement, this subsection (d) shall not apply to such advertisement, provided such advertisement is not visible to persons outside such Adult-Only Facility.

        (e) Prohibition on Payments Related to Tobacco Products and Media. No Participating Manufacturer may, beginning 30 days after the MSA Execution Date, make, or cause to be made, any payment or other consideration to any other person or entity to use, display, make reference to, or use as a prop any Tobacco Product, Tobacco Product package, advertisement for a Tobacco Product, or any other item bearing a Brand Name in any motion picture, television show, theatrical production, or other live performance, live or recorded performance of music, commercial film or video, or video game ("Media"); provided, however, that the foregoing prohibition shall not apply to (1) Media where the audience or viewers are within an Adult-Only Facility (provided such

Media are not visible to persons outside such Adult-Only facility); or (2) Media not intended for distribution or display to the public.

        (f) Ban on Tobacco Brand Name Merchandise. Beginning July 1, 1999, no Participating Manufacturer may, within any Settling State, market, distribute, offer, sell, license, or cause to be marketed, distributed, offered, sold, or licensed (including, without limitation, by catalogue or direct mail), any apparel or other merchandise (other than Tobacco Products, items the sole function of which is to advertise Tobacco Products, or written or electronic publications) which bears a Brand Name. Provided, however, that nothing in this subsection shall (1) require any Participating Manufacturer to breach or terminate any licensing agreement or other contract in existence as of June 20, 1997 (this exception shall not apply beyond the current term of any existing contract, without regard to any renewal or option term that may be exercised by such Participating Manufacturer); (2) prohibit the distribution to any Participating Manufacturer's employee who is not Underage of any item described above that is intended for the personal use of such an employee; (3) require any Participating Manufacturer to retrieve, collect or otherwise recover any item that prior to the MSA Execution Date was marketed, distributed, offered, sold, licensed, or caused to be marketed, distributed, offered, sold, or licensed by such Participating Manufacturer; (4) apply to coupons or other items used by Adults solely in connection with the purchase of Tobacco Products; or (5) apply to apparel or other merchandise used within an Adult-Only Facility that is not distributed (by sale or otherwise) to any member of the general public.

        (g) Ban on Youth Access to Free Samples. Beginning seven days after the MSA Execution Date, no Participating Manufacturer may, within any Settling State, distribute or cause to be distributed any free samples of Tobacco Products except in an Adult-Only Facility. For purposes of this Agreement, a "free sample" does not include a Tobacco Product that is provided to an Adult in connection with (1) the purchase, exchange, or redemption for proof of purchase of any Tobacco Products (including, but not limited to, a free offer in connection with the purchase of Tobacco Products, such as a "two-for-one" offer), or (2) the conducting of consumer testing or evaluation of Tobacco Products with persons who certify that they are Adults.

        (h) Ban on Gifts to Underage Persons Based on Proofs of Purchase. Beginning one year after the MSA Execution Date, no Participating Manufacturer may provide or cause to be provided to any person without sufficient proof that such person is an Adult any item in exchange for the purchase of Tobacco Products, or the furnishing of credits, proofs-of-purchase, or coupons with respect to such a purchase. For purposes of the preceding sentence only, (1) a driver's license or other government-issued identification (or legible photocopy thereof), the validity of which is certified by the person to whom the item is provided, shall by itself be deemed to be a sufficient form of proof of age; and
(2) in the case of items provided (or to be redeemed) at retail establishments, a Participating Manufacturer shall be entitled to rely on verification of proof of age by the retailer, where such retailer is required to obtain verification under applicable federal, state or local law.

        (i) Limitation on Third-Party Use of Brand Names. After the MSA Execution Date, no Participating Manufacturer may license or otherwise expressly authorize any third party to use or advertise within any Settling State any Brand Name in a manner prohibited by this Agreement if done by such Participating Manufacturer itself. Each

Participating Manufacturer shall, within 10 days after the MSA Execution Date, designate a person (and provide written notice to NAAG of such designation) to whom the Attorney General of any Settling State may provide written notice of any such third-party activity that would be prohibited by this Agreement if done by such Participating Manufacturer itself. Following such written notice, the Participating Manufacturer will promptly take commercially reasonable steps against any such non-de minimis third-party activity. Provided, however, that nothing in this subsection shall require any Participating Manufacturer to (1) breach or terminate any licensing agreement or other contract in existence as of July 1, 1998 (this exception shall not apply beyond the current term of any existing contract, without regard to any renewal or option term that may be exercised by such Participating Manufacturer); or (2) retrieve, collect, or otherwise recover any item that prior to the MSA Execution Date was marketed, distributed, offered, sold, licensed, or caused to be marketed, distributed, offered, sold, or licensed by such Participating Manufacturer.

        (j) Ban on Non-Tobacco Brand Names. No Participating Manufacturer may, pursuant to any agreement requiring the payment of money or other valuable consideration, use or cause to be used as a brand name of any Tobacco Product any nationally recognized or nationally established brand name or trade name of any non-tobacco item or service or any nationally recognized or nationally established sports team, entertainment group, or individual celebrity. Provided, however, that the preceding sentence shall not apply to any Tobacco Product brand name in existence as of July 1, 1998. For the purposes of this subsection, the term "other valuable consideration" shall not include an agreement between two entities who enter into such agreement for the sole purpose of avoiding infringement claims.

        (k) Prohibition on Providing Tobacco Products to Teams. After the MSA Execution Date, no Participating Manufacturer may provide or cause to be provided any Tobacco Product to any sports team (including, but not limited to, any baseball team) or any entertainment group at less than fair market value or in consideration for any services to be provided to or for the benefit of such Participating Manufacturer by such sports team or entertainment group.

        (l) Corporate Culture Commitments Related to Youth Access and Consumption. Beginning 180 days after the MSA Execution Date, each Participating Manufacturer shall:

                (1) promulgate or reaffirm corporate principles that express and explain its commitment to comply with the provisions of this Agreement and the reduction of use of Tobacco Products by Youth, and clearly and regularly communicate to its employees and customers its commitment to assist in the reduction of Youth use of Tobacco Products;

                (2) designate an executive level manager (and provide written notice to NAAG of such designation) to identify methods to reduce Youth access to, and the incidence of Youth consumption of, Tobacco Products; and

                (3) encourage its employees to identify additional methods to reduce Youth access to, and the incidence of Youth consumption of, Tobacco Products.

        (m) Limitations on Lobbying. Following State-Specific Finality in a Settling State:

                (1) No Participating Manufacturer may oppose, or cause to be opposed (including through any third party or Affiliate), the passage by such Settling State (or any political subdivision thereof) of those state or local legislative proposals or administrative rules described in Exhibit B hereto intended by their terms to reduce Youth access to, and the incidence of Youth consumption of, Tobacco Products. Provided, however, that the foregoing does not prohibit any Participating Manufacturer from (A) challenging enforcement of, or suing for declaratory or injunctive relief with respect to, any such legislation or rule on any grounds; (B) continuing, after State-Specific Finality in such Settling State, to oppose, or cause to be opposed, the passage during the legislative session in which State-Specific Finality in such Settling State occurs of any specific state or local legislative proposals or administrative rules introduced prior to the time of State-Specific Finality in such Settling State; (C) opposing, or causing to be opposed, any excise tax or income tax provision or user fee or other payments relating to Tobacco Products or Tobacco Product Manufacturers; or (D) opposing, or causing to be opposed, any state or local legislative proposal or administrative rule that also includes measures other than those described in Exhibit B.

                (2) Each Participating Manufacturer shall require all of its officers and employees engaged in lobbying activities in such Settling State after State-Specific Finality, contract lobbyists engaged in lobbying activities in such Settling State after State-Specific Finality, and any other third parties who engage in lobbying activities in such Settling State after State-Specific Finality on behalf of such Participating Manufacturer ("lobbyist" and "lobbying activities" having the meaning such terms have under the law of the Settling State in question) to certify in writing to the Participating Manufacturer that they:

                    (A) will not support or oppose any state, local, or federal legislation, or seek or oppose any governmental action, on behalf of the Participating Manufacturer without the Participating Manufacturer's express authorization (except where such advance express authorization is not reasonably practicable);

                    (B) are aware of and will fully comply with this Agreement and all laws and regulations applicable to their lobbying activities, including, without limitation, those related to disclosure of financial contributions. Provided, however, that if the Settling State in question has in existence no laws or regulations relating to disclosure of financial contributions regarding lobbying activities, then each Participating Manufacturer shall, upon request of the Attorney General of such Settling State, disclose to such Attorney General any payment to a lobbyist that the Participating Manufacturer knows or has reason to know will be used to influence legislative or administrative actions of the state or local government relating to Tobacco Products or their use. Disclosures made pursuant to the preceding sentence shall be filed in writing with the Office of the Attorney General on the first day of February and the first day of August of each year for any and all payments made during the six month period ending on the last day of the preceding December and June, respectively, with the following information: (1) the name, address, telephone number, and e-mail address (if any) of the recipient; (2) the amount of each payment; and (3) the aggregate amount of all payments described in this subsection (2)(B) to the recipient in the calendar year; and

                    (C) have reviewed and will fully abide by the Participating
                Manufacturer's corporate principles promulgated pursuant to this Agreement when acting on behalf of the Participating Manufacturer.

                (3) No Participating Manufacturer may support or cause to be supported (including through any third party or Affiliate) in Congress or any other forum legislation or rules that would preempt, override, abrogate, or diminish such Settling State's rights or recoveries under this Agreement. Except as specifically provided in this Agreement, nothing herein shall be deemed to restrain any Settling State or Participating Manufacturer from advocating terms of any national settlement or taking any other positions on issues relating to tobacco.

        (n) Regulation and Oversight of New Tobacco-Related Trade Associations.

                (1) A Participating Manufacturer may form or participate in new tobacco-related trade associations (subject to all applicable laws), provided such associations agree in writing not to act in any manner contrary to any provision of this Agreement. Each Participating Manufacturer agrees that if any new tobacco-related trade association fails to so agree, such Participating Manufacturer will not participate in or support such association.

                (2) Any tobacco-related trade association that is formed or controlled by one or more of the Participating Manufacturers after the MSA Execution Date shall adopt by-laws governing the association's procedures and the activities of its members, board, employees, agents, and other representatives with respect to the tobacco-related trade association. Such by-laws shall include, among other things, provisions that:

                    (A) each officer of the association shall be appointed by
                the board of the association, shall be an employee of such association, and during such officer's term shall not be a director of or employed by any member of the association or by an Affiliate of any member of the association;

                    (B) legal counsel for the association shall be independent, and neither counsel nor any member or employee of counsel's law firm shall serve as legal counsel to any member of the association or to a manufacturer of Tobacco Products that is an Affiliate of any member of the association during the time that it is serving as legal counsel to the association; and

                    (C) minutes describing the substance of the meetings of the board of directors of the association shall be prepared and shall be maintained by the association for a period of at least five years following their preparation.

                (3) Without limitation on whatever other rights to access they may be permitted by law, for a period of seven years from the date any new tobacco-related trade association is formed by any of the Participating Manufacturers after the MSA Execution Date the antitrust authorities of any Settling State may, for the purpose of enforcing this Agreement, upon reasonable cause to believe that a violation of this Agreement has occurred, and upon reasonable prior written notice (but in no event less than 10 Business
        Days):

                    (A) have access during regular office hours to inspect and copy all relevant non-privileged, non-work-product books, records, meeting agenda and minutes, and other documents (whether in hard copy form or stored electronically) of such association insofar as they pertain to such believed violation; and

                    (B) interview the association's directors, officers, and
                employees (who shall be entitled to have counsel present) with respect to relevant, non-privileged, non-work-product matters pertaining to such believed violation.

Documents and information provided to Settling State antitrust authorities shall be kept confidential by and among such authorities, and shall be utilized only by the Settling States and only for the purpose of enforcing this Agreement or the criminal law. The inspection and discovery rights provided to the Settling States pursuant to this subsection shall be coordinated so as to avoid repetitive and excessive inspection and discovery.

        (o) Prohibition on Agreements to Suppress Research. No Participating Manufacturer may enter into any contract, combination or conspiracy with any other Tobacco Product Manufacturer that has the purpose or effect of: (1) limiting competition in the production or distribution of information about health hazards or other consequences of the use of their products; (2) limiting or suppressing research into tobacco and health; or (3) limiting or suppressing research into the marketing or development of new products. Provided, however, that nothing in this subsection shall be deemed to (1) require any Participating Manufacturer to produce, distribute or otherwise disclose any information that is subject to any privilege or protection; (2) preclude any Participating Manufacturer from entering into any joint defense or joint legal interest agreement or arrangement (whether or not in writing), or from asserting any privilege pursuant thereto; or (3) impose any affirmative obligation on any Participating Manufacturer to conduct any research.

        (p) Prohibition on Material Misrepresentations. No Participating Manufacturer may make any material misrepresentation of fact regarding the health consequences of using any Tobacco Product, including any tobacco additives or other ingredients. Nothing in this subsection shall limit the exercise of any First Amendment right or the assertion of any defense or position in any judicial, legislative, or regulatory forum.

IV.     PUBLIC ACCESS TO DOCUMENTS

        (a) After the MSA Execution Date, the Original Participating Manufacturer will support an application for the dissolution of any protective orders entered in each Settling State's lawsuit identified in Exhibit A with respect only to those documents, indices and privilege logs that have been produced as of the MSA Execution Date to such Settling State and (1) as to which defendants have made no claim, or have withdrawn any claim, of attorney-client privilege, attorney work-product protection, common interest/joint defense privilege (collectively, "privilege"), trade-secret protection, or confidential or proprietary business information, and (2) that are not inappropriate for public disclosure because of personal privacy interests or contractual rights of third parties that may not be abrogated by the Original Participating Manufacturer.

        (b) Notwithstanding State-Specific Finality, if any order, ruling or recommendation was issued prior to September 17, 1998, rejecting a claim of privilege or trade-secret protection with respect to any document or documents claimed to be privileged or trade secret in a lawsuit identified in Exhibit A, the Settling State in which such order, ruling or recommendation was made may, no later than 45 days after the occurrence of State-Specific Finality in such Settling State, seek public disclosure of such document or documents by application to the court that issued such order, ruling, or recommendation, and the court shall retain jurisdiction for such purposes. The Original Participating Manufacturer does not consent to and may object to, appeal from, or otherwise oppose any such application for disclosure. The Original Participating Manufacturer will not assert that the settlement of such lawsuit has divested the court of jurisdiction or that such Settling State lacks standing to seek public disclosure on any applicable ground.

        (c) Within 180 days after the MSA Execution Date, the Original Participating Manufacturer agrees to make available, to designated representatives of the NAAG executive committee, a copy of all the documents produced by the Original Participating Manufacturer as of the MSA Execution Date in any action identified in Exhibit A, for review at a convenient time or times and at a convenient location. Provided, however, nothing in this section IV shall require the Original Participating Manufacturer to disclose documents that
(1) it continues to claim to be privileged, trade secret, confidential, or proprietary business information, or that contain other information not appropriate for public disclosure because of personal privacy interests or contractual rights of third parties; or (2) except as provided in subsection (a) above, are subject to any protective order, sealing order, or other order or ruling that prevents or limits a litigant from disclosing such documents. Within 180 days after the MSA Execution Date, the Original Participating Manufacturer and designated representatives of the NAAG executive committee shall meet and discuss, in good faith, procedures to establish centralized public access to such documents. Each Subsequent Participating Manufacturer shall comply with the requirements of this section within 180 days after it signs this Agreement.

V.      TOBACCO CONTROL AND UNDERAGE USE LAWS

        Each Participating Manufacturer agrees that following State-Specific Finality in a Settling State it will not initiate, or cause to be initiated, a facial challenge against the enforceability or constitutionality of such Settling State's (or such Settling State's political subdivisions') statutes, ordinances, and administrative rules relating to tobacco control enacted prior to June 1, 1998.

VI.     ESTABLISHMENT OF A NATIONAL FOUNDATION

        (a) Foundation Purposes. The Settling States believe that a comprehensive, coordinated program of public education and study is important to further the remedial goals of this Agreement. Accordingly, as part of the settlement of claims described herein, the payments specified in section VI(b) shall be made to the National Public Education Fund as part of the Foundation.

        (b) Foundation Payments. The Participating Manufacturers shall severally pay, calculated in accordance with the procedures set forth below, their share of $400,000,000, which shall be payable over a period of 10 years, at the direction and on behalf of the Settling States, in order to fund the National Public Education Fund as part of the Foundation, a charitable foundation, trust, or similar organization, and for certain other purposes.

                (1) The Original Participating Manufacturer shall pay its share of the $400,000,000 in two parts.

                    (A) The first part shall be 50% of the first $200,000,000.
                $95,750,000 of the first part shall be payable into the National Public Education Fund over a period of 10 years in installments as follows:


                      March 31, 1999               $ 5,975,000
                      March 31, 2000               $ 5,975,000
                      March 31, 2001               $ 6,975,000
                      March 31, 2002               $ 7,975,000
                      March 31, 2003               $ 8,975,000
                      March 31, 2004               $ 9,975,000
                      March 31, 2005               $10,975,000
                      March 31, 2006               $11,975,000
                      March 31, 2007               $12,975,000
                      March 31, 2008               $13,975,000


                      (B) If as of December 31 of the year preceding the due
               date for payment of any of the 10 installments set forth in subsection (b)(1) above, the Original Participating Manufacturer's Market Share falls below 50% percent, then such installment for such year will be reduced by the percentage by which the Market Share of the Original Participating Manufacturer falls below 50% as of December 31 of the year preceding the installment due date, multiplied by: (i) 10 if the Market Share decline is below 50%, but not below 45%; (ii) 5 if the Market Share decline is below 45%, but not below 40%; (iii) 3 if the Market Share decline is below 40%, but not below 30%; (iv) 2 if the Market Share decline is below 30%, but not below 10%; and (v) 1 if the Market Share decline is below 10%, but not below 0%. Any reduction in an installment will be deferred to the year following the last of the 10 installments set forth above ("Deferred Payment"), unless in that year there already exists a Deferred Payment from a previous year, in which case the new Deferred Payment will be deferred to the next subsequent year. All Deferred Payments will also be subject to the 50% Market Share condition.

                    (C) The balance of the first part ($4,250,000) shall be
                payable pursuant to section VIII.

                (2) The second part of the Original Participating Manufacturer's share of the $400,000,000 shall be its actual Market Share of the remaining $200,000,000, calculated and payable as set forth below. This additional amount shall be payable over a period of 10 years. This additional amount shall be subject to the following condition: that the aggregate Market Share of the Subsequent Participating Manufacturers comprises at least 14% measured by Market Share as of year end December 31, 1998, December 31, 1999, December 31, 2000, or December 31, 2001. In
        the event this condition is not satisfied, the Original Participating Manufacturer shall have no obligation to make any payments as set forth in this subsection (b)(2) or subsection (b)(3), and the Original Participating Manufacturer's only obligation under this provision will be to make the payments set forth in subsection (b)(1).

                (3) The Original Participating Manufacturer's additional annual payment, if any, under subsection (b)(2) shall be payable in 10 installments on March 31 of each year following each of the first 10 years in which the Subsequent Participating Manufacturers' aggregate Market Share comprises at least 14%. Each of such 10 installments shall be based on Market Share as of December 31 of the year preceding the payment due date and shall be calculated as follows: (A) $20,000,000 multiplied by (B) the Original Participating Manufacturer's Market Share
        (C) multiplied by a percentage calculated by (i) dividing the Market Share of the Subsequent Participating Manufacturers by (ii) the sum of
        (x) the Market Share of the Subsequent Participating Manufacturers and
        (y) the Market Share of all Non-Participating Manufacturers.

                (4) The Subsequent Participating Manufacturers shall pay to the National Public Education Fund their Market Share of the $400,000,000, which shall be payable over a period of 10 years commencing on March 31 of the year after each such Subsequent Participating Manufacturer signs this Agreement. Each such Subsequent Participating Manufacturer's annual payment shall be calculated based on Market Share as of December 31 of the year preceding the payment due date as follows: (A) $40,000,000 multiplied by (B) each such Subsequent Participating Manufacturer's Market Share (C) multiplied by a percentage calculated by (i) dividing the Market Share of the Subsequent Participating Manufacturers by (ii) the sum of (x) the Market Share of the Subsequent Participating Manufacturers and (y) the Market Share of all Non-Participating Manufacturers.

                (5) The payments to be made by each of the Participating Manufacturers pursuant to this subsection (b) shall, other than the payments due on March 31, 1999, be subject to the Inflation Adjustment.

                (6) The payments to be made by each of the Participating Manufacturers pursuant to this subsection (b) shall be paid to the Escrow Agent who shall disburse such payments to the Foundation only when Final Approval has occurred, except for those payments that are payable pursuant to section VIII. Notwithstanding the foregoing, the Escrow Agent shall disburse the March 31, 1999 payment under subsection
        (b)(1)(A) when State-Specific Finality has occurred in both:

                    (A) a number of Settling States equal to at least 50% of the total number of the Settling States that were Settling States as of the MSA Execution Date; and

                    (B) at least 50% of the States that have lawsuits currently pending as of the MSA Execution Date against the Original Participating Manufacturer, which are the States specifically identified on Exhibit A (but not including any State in the Additional States section).

        (c) Foundation Activities. The Foundation shall not engage in, nor shall any of the Foundation's money be used to engage, in any political activities or lobbying, including, but not limited to, support of or opposition to candidates, ballot initiatives, referenda, or other similar activities. The National Public Education Fund shall be used only for public education and advertising regarding the addictiveness, health effects, and social costs related to the use of tobacco products and shall not be used for any personal attack on, or vilification of, any person (whether by name or business affiliation), company, or governmental agency, whether individually or collectively. The Foundation shall work to ensure that its activities are carried out in a culturally and linguistically appropriate manner. The payments described in subsection (b) above are made at the direction and on behalf of Settling States. By making such payments in such manner, the Participating Manufacturers do not undertake and expressly disclaim any responsibility with respect to the creation, operation, liabilities, or tax status of the Foundation or the National Public Education Fund.

        (d) Severance of this Section. If the Attorney General of a Settling State determines that such Settling State may not lawfully enter into this section VI as a matter of applicable state law, such Attorney General may sever this section VI from its settlement with the Participating Manufacturers by giving written notice of such severance to each Participating Manufacturer and NAAG pursuant to subsection XV(1). If any Settling State exercises its right to sever this section VI, this section VI shall not be considered a part of the specific settlement between such Settling State and the Participating Manufacturers, and this section VI shall not be enforceable by or in such Settling State. The payment obligation of section VI(b) hereof shall apply regardless of a determination by one or more Settling States to sever section VI hereof. If the Attorney General of a Settling State that severed this section VI subsequently determines that such Settling State may lawfully enter into this section VI as a matter of applicable state law, such Attorney General may rescind such Settling State's previous severance of this section VI by giving written notice of such rescission to each Participating Manufacturer and NAAG pursuant to subsection XV(l). If any Settling State rescinds such severance, this section VI shall be considered a part of the specific settlement between such Settling State and the Participating Manufacturers (including for purposes of receiving grants from the National Public Education Fund pursuant to subsection VI(g) of the Cigarette Master Settlement Agreement), and this section VI shall be enforceable by and in such Settling State.

VII.    ENFORCEMENT

        (a) Jurisdiction. Each Participating Manufacturer and each Settling State acknowledge that the Court: (1) has jurisdiction over the subject matter of the action identified in Exhibit A in such Settling State and over each Participating Manufacturer; (2) shall retain exclusive jurisdiction for the purposes of implementing and enforcing this Agreement and the Consent Decree as to such Settling State; and (3) except as provided in subsection XI(c) of the Cigarette Master Settlement Agreement, shall be the only court to which disputes under this Agreement or the Consent Decree are presented as to such Settling State. Provided, however, that notwithstanding the foregoing, the Escrow Court (as defined in the Escrow Agreement) shall have exclusive jurisdiction, as provided in section 15 of the Escrow Agreement, over any suit, action or proceeding seeking to interpret or enforce any provision of, or based on any right arising out of, the Escrow Agreement.

        (b) Enforcement of Consent Decree. Except as expressly provided in the Consent Decree, any Settling State or Released Party may apply to the Court to enforce the terms of the Consent Decree (or for a declaration construing any such term) with respect to alleged violations within such Settling State. A Settling State may not seek to enforce the Consent Decree of another Settling State; provided, however, that nothing contained herein shall affect the ability of any Settling State to (1) coordinate state enforcement actions or proceedings, or (2) file or join any amicus brief. In the event that the Court determines that any Participating Manufacturer or Settling State has violated the Consent Decree within such Settling State, the party that initiated the proceedings may request any and all relief available within such Settling State pursuant to the Consent Decree.

        (c) Enforcement of this Agreement.

                (1) Any Settling State or Participating Manufacturer may bring an action in the Court to enforce the terms of this Agreement (or for a declaration construing any such term ("Declaratory Order")) with respect to disputes, alleged violations or alleged breaches within such Settling State.

                (2) Before initiating such proceedings, a party shall provide 30 days' written notice to the Attorney General of each Settling State, to NAAG, and to each Participating Manufacturer of its intent to initiate proceedings pursuant to this subsection. The 30-day notice period may be shortened in the event that the relevant Attorney General reasonably determines that a compelling time-sensitive public health and safety concern requires more immediate action.

                (3) In the event that the Court determines that any Participating Manufacturer or Settling State has violated or breached this Agreement, the party that initiated the proceedings may request an order restraining such violation or breach, and/or ordering compliance within such Settling State (an "Enforcement Order").

                (4) If an issue arises as to whether a Participating Manufacturer has failed to comply with an Enforcement Order, the Attorney General for the Settling State in question may seek an order for interpretation or for monetary, civil contempt, or criminal sanctions to enforce compliance with such Enforcement Order.

               (5) If the Court finds that a good-faith dispute exists as to the meaning of the terms of this Agreement or a Declaratory Order, the Court may in its discretion determine to enter a Declaratory Order rather than an Enforcement Order.

                (6) Whenever possible, the parties shall seek to resolve an alleged violation of this Agreement by discussion pursuant to section XV(n) of this Agreement. In addition, in determining whether to seek an Enforcement Order, or in determining whether to seek an order for monetary, civil contempt, or criminal sanctions for any claimed violation of an Enforcement Order, the Attorney General shall give good-faith consideration to whether the Participating Manufacturer that is claimed to have violated this Agreement has taken appropriate and reasonable steps to cause the claimed violation to be cured, unless such party has been guilty of a pattern of violations of like nature.

        (d) Right of Review. All orders and other judicial determinations made by any court in connection with this Agreement or any Consent Decree shall be subject to all available appellate review, and nothing in this Agreement or any Consent Decree shall be deemed to constitute a waiver of any right to any such review.

        (e) Applicability. This Agreement and the Consent Decree apply only to the Participating Manufacturers in their corporate capacity acting through their respective successors and assigns, directors, officers, employees, agents, subsidiaries, divisions, or other internal organizational units of any kind or any other entities acting in concert or participation with them. The remedies, penalties, and sanctions that may be imposed or assessed in connection with a breach or violation of this Agreement or the Consent Decree (or any Declaratory Order or Enforcement Order issued in connection with this Agreement or the Consent Decree) shall only apply to the Participating Manufacturers, and shall not be imposed or assessed against any employee, officer, or director of any Participating Manufacturer, or against any other person or entity as a consequence of such breach or violation, and the Court shall have no jurisdiction to do so.

        (f) Coordination of Enforcement. The Attorneys General of the Settling States (through NAAG) shall monitor potential conflicting interpretations by courts of different States of this Agreement and the Consent Decrees. The Settling States shall use their best efforts, in cooperation with the Participating Manufacturers, to coordinate and resolve the effects of such conflicting interpretations as to matters that are not exclusively local in nature.

        (g) Inspection and Discovery Rights. Without limitation on whatever other rights to access they may be permitted by law, following State-Specific Finality in a Settling State and for seven years thereafter, representatives of the Attorney General of such Settling State may, for the purpose of enforcing this Agreement and the Consent Decree, upon reasonable cause to believe that a violation of this Agreement or the Consent Decree has occurred, and upon reasonable prior written notice (but in no event less than 10 Business Days) (1) have access during regular office hours to inspect and copy all relevant non-privileged, non-work-product books, records, meeting agenda and minutes, and other documents (whether in hard copy form or stored electronically) of each Participating Manufacturer insofar as they pertain to such believed violation; and (2) interview each Participating Manufacturer's directors, officers, and employees (who shall be entitled to have counsel present) with respect to relevant non-privileged, non-work-product matters pertaining to such believed violation. Documents and information provided to representatives of the Attorney General of such Settling State pursuant to this section VII shall be kept confidential by the Settling States, and shall be utilized only by the Settling States and only for purposes of enforcing this Agreement, the Consent Decree, and the criminal law. The inspection and discovery rights provided to such Settling State pursuant to this subsection shall be coordinated through NAAG so as to avoid repetitive and excessive inspection and discovery.

VIII.   CERTAIN ONGOING RESPONSIBILITIES OF THE SETTLING STATES

        (a) Upon approval of the NAAG executive committee, NAAG will provide coordination and facilitation for the implementation and enforcement of this Agreement on behalf of the Attorneys General of the Settling States, including the following:

                (1) NAAG will assist in coordinating the inspection and discovery activities referred to in subsections III(n)(3) and VII(g) regarding compliance with this Agreement by the Participating Manufacturers and any new tobacco-related trade associations.

                (2) NAAG will convene at least two meetings per year and one major national conference every three years for the Attorneys General of the Settling States, the directors of the Foundation, and three persons designated by each Participating Manufacturer. The purpose of the meetings and conference is to evaluate the success of this Agreement and coordinate efforts by the Attorneys General and the Participating Manufacturers to continue to reduce the use of Smokeless Tobacco Products by Youth.

                  (3) NAAG will periodically inform the National Governors' Association, the National Conference of State Legislatures, the National Association of Counties, and the National League of Cities of the results of the meetings and conferences referred to in subsection VIII(a)(2) above.

                  (4) NAAG will support and coordinate the efforts of the Attorneys General of the Settling States in carrying out their responsibilities under this Agreement.

         (b) Upon approval by the NAAG executive committee to assume the responsibilities outlined in subsection VIII(a) hereof, the Original Participating Manufacturer shall cause to be paid, beginning on March 31, 1999, and on March 31 of each year thereafter through and including March 31, 2008, $25,000 per year to the Escrow Agent (to be credited to the Subsection VIII(b) Account, as such Account is defined in the Escrow Agreement), who shall disburse such monies to NAAG within 10 Business Days, to fund the activities described in section VIII(a).

         (c) The Original Participating Manufacturer shall on March 31, 1999, pay $4 million to fund the States' Antitrust/Consumer Protection Tobacco Enforcement Fund established pursuant to section VIII(c) of the Cigarette Master Settlement Agreement. The Original Participating Manufacturer's payment pursuant to this subsection (c) shall be made to the Escrow Agent (to be credited to the Subsection VIII(c) Account, as such Account is defined in the Escrow Agreement), who shall disburse such moneys to NAAG upon the occurrence of State-Specific Finality in at least one Settling State. Such funds will be used in accordance with the provisions of Exhibit J of the Cigarette Master Settlement Agreement.

IX.      CALCULATIONS AND DISBURSEMENTS OF PAYMENTS

         (a) All Payments Into Escrow. All payments made pursuant to this Agreement shall be made into escrow pursuant to the Escrow Agreement, and shall be credited to the appropriate Account established pursuant to the Escrow Agreement. Such payments shall be disbursed to the beneficiaries or returned to Participating Manufacturers only as provided in subsections (b) and (c) and the Escrow Agreement.

         (b) Independent Auditor. Beginning with payments due in the year 2000, the Independent Auditor described in section XI of the Cigarette Master Settlement Agreement shall calculate and determine the amount of all payments owed pursuant to this Agreement, and all other calculations in connection with such payments (including, but not limited to, Market Share). Subsections XI(a)(1), (b), (c), (d), (e), (f)(1), (f)(2), (f)(4)(A), (f)(4)(B), (f)(5)(B),
(i), and (j) of the Cigarette Master Settlement Agreement are incorporated herein by reference and govern the payment process, including the calculation and disbursement of payments under this Agreement.

         (c) Disbursement of Subsection VI(b) Payments. Promptly following the occurrence of a condition for disbursement of payments specified in subsection VI(b)(6), the Settling States and the Original Participating Manufacturer shall notify the Independent Auditor of such occurrence. The Independent Auditor shall promptly thereafter notify each Notice Party of such occurrence and of the amounts paid pursuant to this Agreement held in the Subsection VI(b) Account (as such Account is defined in the Escrow Agreement), if any, at such time. If neither any of the Settling States nor any of the Participating Manufacturers disputes such amounts or disputes such occurrence, by notice delivered to each Notice Party not later than 10 Business Days after delivery by the Independent Auditor of the notice described in the preceding sentence, the Independent Auditor shall promptly instruct the Escrow Agent to disburse the funds paid pursuant to this Agreement and held in such Account to the Foundation. If any Settling State or Participating Manufacturer disputes such amounts or such occurrence by notice delivered to each other Notice Party not later than 10 Business Days after delivery by the Independent Auditor of the notice described in the second sentence of this subsection (c), the Independent Auditor shall promptly instruct the Escrow Agent to credit the amounts disputed to the Disputed Payments Account and to disburse the undisputed portion to the Foundation.

X.       SETTLING STATES' RELEASE, DISCHARGE, AND COVENANT

         (a) Upon the occurrence of State-Specific Finality in a Settling State, such Settling State shall absolutely and unconditionally release and forever discharge all Released Parties from all Released Claims that the Releasing Parties directly, indirectly, derivatively, or in any other capacity ever had, now have, or hereafter can, shall or may have.

         (b) Notwithstanding the foregoing, this release and discharge shall not apply to any defendant in a lawsuit settled pursuant to this Agreement (other than a Participating Manufacturer) unless and until such defendant releases the Releasing Parties (and delivers to the Attorney General of the applicable Settling State a copy of such release) from any and all Claims of such defendant relating to the prosecution of such lawsuit.

         (c) Each Settling State (for itself and for the Releasing Parties) further covenants and agrees that it (and the Releasing Parties) shall not after the occurrence of State-Specific Finality sue or seek to establish civil liability against any Released Party based, in whole or in part, upon any of the Released Claims, and further agrees that such covenant and agreement shall be a complete defense to any such civil action or proceeding.

         (d) Each Settling State (for itself and for the Releasing Parties) further agrees that, if a Released Claim by a Releasing Party against any person or entity that is not a Released Party (a "non-Released Party") results in or in any way gives rise to a claim-over (on any theory whatever other than a claim based on an express written indemnity agreement) by such non-Released Party against any Released Party (and such Released Party gives notice to the applicable Settling State within 30 days of the service of such claim-over (or within 30 days after the MSA Execution Date, whichever is later) and, prior to entry into any settlement of such claim-over), the Releasing Party: (1) shall reduce or credit against any judgment or settlement such Releasing Party may obtain against such non-Released Party the full amount of any judgment or settlement such non-Released Party may obtain against the Released Party on such claim-over; and (2) shall, as part of any settlement with such non-Released Party, obtain from such non-Released Party for the benefit of such Released Party a satisfaction in full of such non-Released Party's judgment or settlement against the Released Party.

         (e) This release and covenant shall not operate to interfere with a Settling State's ability to enforce as against any Participating Manufacturer the provisions of this Agreement, or with the Court's ability to enter the Consent Decree or to maintain continuing jurisdiction to enforce such Consent Decree pursuant to the terms thereof. Provided, however, that neither section III(a) or III(p) of this Agreement nor section V(A) or V(H) of the Consent Decree shall create a right to challenge the continuation, after the MSA Execution Date, of any advertising content, claim or slogan (other than use of a Cartoon) that was not unlawful prior to the MSA Execution Date.

         (f) The Settling States do not purport to waive or release any claims on behalf of Indian tribes.

         (g) The Settling States do not waive or release any criminal liability based on federal, state, or local law.

         (h) Notwithstanding any provision of law, statutory or otherwise, which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the debtor, the releases set forth in this section X release all Released Claims against the Released Parties, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, that the Releasing Parties may have against the Released Parties, and the Releasing Parties understand and acknowledge the significance and consequences of waiver of any such provision and hereby assume full responsibility for any injuries, damages, or losses that the Releasing Parties may incur.

XI.      CONSENT DECREES AND DISMISSAL OF CLAIMS

         (a) Within 10 days after the MSA Execution Date (or, as to any Settling State identified in the Additional States provision of Exhibit A, concurrently with the filing of its lawsuit), each Settling State and each Participating Manufacturer that is a party in any of the lawsuits identified in Exhibit A shall jointly move for a stay of all proceedings in such Settling State's lawsuit with respect to the Participating Manufacturers and all other Released Parties (except any proceeding seeking public disclosure of documents pursuant to subsection IV(b)). Such stay of a Settling State's lawsuit shall be dissolved upon the earlier of the occurrence of State-Specific Finality or termination of this Agreement with respect to such Settling State pursuant to subsection XV(v)(1).

         (b) Not later than December 11, 1998 (or, as to any Settling State identified in the Additional States provision of Exhibit A, concurrently with the filing of its lawsuit):

                  (1) each Settling State that is a party to a lawsuit identified in Exhibit A and each Participating Manufacturer will:

                           (A) tender this Agreement to the Court in such
                  Settling State for its approval; and

                           (B) tender to the Court in such Settling State for
                  entry a consent decree conforming to the model consent decree attached hereto as Exhibit D (revisions or changes to such model consent decree shall be limited to the extent required by state procedural requirements to reflect accurately the factual setting of the case in question, but shall not include any substantive revision to the duties or obligations of any Settling State or Participating Manufacturer, except by agreement of the Original Participating Manufacturer); and

                  (2) each Settling State shall seek entry of an order of dismissal of claims dismissing with prejudice all claims against the Participating Manufacturers and any other Released Party in such Settling State's action identified in Exhibit A. Provided, however, that the Settling State is not required to seek entry of such an order in such Settling State's action against such a Released Party (other than a Participating Manufacturer) unless and until such Released Party has released the Releasing Parties (and delivered to the Attorney General of such Settling State a copy of such release) (which release shall be effective upon the occurrence of State-Specific Finality in such Settling State, and shall recite that in the event this Agreement is terminated with respect to such Settling State pursuant to subsection XV(v)(1), the Released Party agrees that the order of dismissal shall be null and void and of no effect) from any and all Claims of such Released Party relating to the prosecution of such action as provided in subsection X(b).

XII.     PARTICIPATING MANUFACTURERS' RELEASE AND DISCHARGE

         (a) Upon State-Specific Finality in a Settling State, each Participating Manufacturer will release and discharge any and all monetary Claims against such Settling State and any of such Settling State's officers, employees, agents, administrators, representatives, officials acting in their official capacity, agencies, departments, commissions, divisions, and counsel relating to or in connection with the lawsuit(s) commenced by the Attorney General of such Settling State identified in Exhibit A.

         (b) Upon State-Specific Finality in a Settling State, each Participating Manufacturer will release and discharge any and all monetary Claims against all subdivisions (political or otherwise, including, but not limited to, municipalities, counties, parishes, villages, unincorporated districts, and hospital districts) of such Settling State, and any of their officers, employees, agents, administrators, representatives, officials acting in their official capacity, agencies, departments, commissions, divisions, and counsel arising out of Claims that have been waived and


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
released with continuing full force and effect pursuant to section X of this Agreement. Notwithstanding the foregoing, this release and discharge shall not be effective with respect to a party released pursuant to this subsection (c) if the signatories to this Agreement do not have the power to release and discharge the claims pursuant to section X on behalf of such party.

XIII.    VOLUNTARY ACT OF THE PARTIES

         The Settling States and the Participating Manufacturers acknowledge and agree that this Agreement is voluntarily entered into by each Settling State and each Participating Manufacturer as the result of arm's-length negotiations, and each Settling State and each Participating Manufacturer was represented by counsel in deciding to enter into this Agreement. Each Participating Manufacturer further acknowledges that it understands that certain provisions of this Agreement may require it to act or refrain from acting in a manner that could otherwise give rise to state or federal constitutional challenges and that, by voluntarily consenting to this Agreement, it (and the Tobacco-Related Organizations (or any trade associations formed or controlled by any Participating Manufacturer)) waives for purposes of performance of this Agreement any and all claims that the provisions of this Agreement violate the state or federal constitutions. Provided, however, that nothing in the foregoing shall constitute a waiver as to the entry of any court order (or any interpretation thereof) that would operate to limit the exercise of any constitutional right except to the extent of the restrictions, limitations, or obligations expressly agreed to in this Agreement or the Consent Decree.


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
XIV.     CONSTRUCTION

         (a) No Settling State or Participating Manufacturer shall be considered the drafter of this Agreement or any Consent Decree, or any provision of either, for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

         (b) Nothing in this Agreement shall be construed as approval by the Settling States of any Participating Manufacturer's business organizations, operations, acts, or practices, and no Participating Manufacturer may make any representation to the contrary.

XV.      MISCELLANEOUS

         (a) Effect of Current or Future Law. If any current or future law includes obligations or prohibitions applying to Tobacco Product Manufacturers related to any of the provisions of this Agreement, each Participating Manufacturer shall comply with this Agreement unless compliance with this Agreement would violate such law.

         (b)   Limited Most-Favored Nation Provision.

                  (1) If any Participating Manufacturer enters into any future settlement agreement of other litigation comparable to any of the actions identified in Exhibit A brought by a non-foreign governmental plaintiff other than the federal government ("Future Settlement Agreement"):

                           (A) before October 1, 2000, on overall terms more
                  favorable to such governmental plaintiff than the overall terms of this Agreement (after due consideration of relevant differences in population or other appropriate factors), then, unless a majority of the Settling States


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
                  determines that the overall terms of the Future Settlement Agreement are not more favorable than the overall terms of this Agreement, the overall terms of this Agreement will be revised so that the Settling States will obtain treatment with respect to such Participating Manufacturer at least as relatively favorable as the overall terms provided to any such governmental plaintiff; provided, however, that as to economic terms, this Agreement shall not be revised based on any such Future Settlement Agreement if such Future Settlement Agreement is entered into after: (i) the impaneling of the jury (or, in the event of a non-jury trial, the commencement of trial) in such litigation or any severed or bifurcated portion thereof; or (ii) any court order or judicial determination relating to such litigation that (x) grants judgment (in whole or in part) against such Participating Manufacturer; or (y) grants injunctive or other relief that affects the assets or on-going business activities of such Participating Manufacturer in a manner other than as expressly provided for in this Agreement; or

                           (B) on or after October 1, 2000, on non-economic
                  terms more favorable to such governmental plaintiff than the non-economic terms of this Agreement, and such Future Settlement Agreement includes terms that provide for the implementation of non-economic tobacco-related public health measures different from those contained in this Agreement, then this Agreement shall be revised with respect to such Participating

                  Manufacturer to include terms comparable to such non-economic terms, unless a majority of the Settling States elects against such revision.

                  (2) If any Settling State resolves by settlement Claims against any Non-Participating Manufacturer after the MSA Execution Date comparable to any Released Claim, and such resolution includes overall non-economic terms that are more favorable to such Non-Participating Manufacturer than the terms of this Agreement (including, without limitation, any terms that relate to the marketing or distribution of Tobacco Products), then the overall non-economic terms of this Agreement will be revised so that the Original Participating Manufacturer will obtain, with respect to that Settling State, overall non-economic terms at least as relatively favorable as those obtained by such Non-Participating Manufacturer pursuant to such resolution of Claims. Notwithstanding the provisions of section XV(k), the provisions of this subsection XV(b)(2) may be waived by (and only by) the Original Participating Manufacturer.

                  (3) The parties agree that if any term of this Agreement is revised pursuant to subsection (b)(l) or (b)(2) above and the substance of such term before it was revised was also a term of the Consent Decree, each affected Settling State and each affected Participating Manufacturer shall jointly move the Court to amend the Consent Decree to conform the terms of the Consent Decree to the revised terms of the Agreement.

         (c) Transfer of Tobacco Brands. The Original Participating Manufacturer may not sell or otherwise transfer or permit the sale or transfer of any of its Tobacco Product brands, Brand Names, Tobacco Product product formulas or Tobacco Product businesses


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
(other than a sale or transfer of Tobacco Product brands or Brand Names to be sold, product formulas to be used, or Tobacco Product businesses to be conducted, by the acquirer or transferee exclusively outside of the States) to any person or entity unless such person or entity prior to the sale or acquisition agrees to assume the obligations of the Original Participating Manufacturer with respect to such Tobacco Product brands, Brand Names, Tobacco Product product formulas or businesses. No Participating Manufacturer may sell or otherwise transfer any of its Tobacco Product brands, Brand Names, Tobacco Product product formulas or Tobacco Product businesses (other than a sale or transfer of Tobacco Product brands or Brand Names to be sold, Tobacco Product product formulas to be used, or businesses to be conducted, by the acquirer or transferee exclusively outside of the States) to any person or entity unless such person or entity is or becomes prior to the sale or acquisition a Participating Manufacturer. In the event of any such sale or transfer of a Tobacco Product brand, Brand Name, Tobacco Product product formula or Tobacco Product business by a Participating Manufacturer to a person or entity that within 180 days prior to such sale or transfer was a Non-Participating Manufacturer, the Participating Manufacturer shall certify to the Settling States that it has determined that such person or entity has the capability to perform the obligations under this Agreement. Such certification shall not survive beyond one year following the date of any such transfer. The Original Participating Manufacturer certifies and represents that it (or a wholly-owned Affiliate) exclusively owns and controls in the States the Brand Names of those Tobacco Products that it currently manufactures for sale (or sells) in the States and that it has the capacity to enter into an effective agreement concerning the sale or transfer of such Brand Names pursuant to this subsection
(c). Nothing in this


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
Agreement is intended to create any right for a State to obtain any Tobacco Product product formula that it would not otherwise have under applicable law.

         (d) Payments in Settlement. All payments to be made by the Participating Manufacturers pursuant to this Agreement are in settlement of all of the Settling States' antitrust, consumer protection, common law negligence, statutory, common law, and equitable claims for monetary, restitutionary, equitable, and injunctive relief alleged by the Settling States with respect to the year of payment or earlier years, except that no part of any payment under this Agreement is made in settlement of an actual or potential liability for a fine, penalty (civil or criminal), or enhanced damages, or is the cost of a tangible or intangible asset or other future benefit.

         (e) No Determination or Admission. This Agreement is not intended to be and shall not in any event be construed or deemed to be, or represented or caused to be represented as, an admission or concession or evidence of (1) any liability or any wrongdoing whatsoever on the part of any Released Party or that any Released Party has engaged in any of the activities barred by this Agreement; or (2) personal jurisdiction over any person or entity other than the Participating Manufacturers. Each Participating Manufacturer specifically disclaims and denies any liability or wrongdoing whatsoever with respect to the claims and allegations asserted against it by the Attorneys General of the Settling States and the Litigating Political Subdivisions. Each Participating Manufacturer has entered into this Agreement solely to avoid the further expense, inconvenience, burden, and risk of litigation.

         (f) Non-Admissibility. The settlement negotiations resulting in this Agreement have been undertaken by the Settling States and the Participating Manufacturers in good


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
faith and for settlement purposes only, and no evidence of negotiations or discussions underlying this Agreement shall be offered or received in evidence in any action or proceeding for any purpose. Neither this Agreement nor any public discussions, public statements, or public comments with respect to this Agreement by any Settling State or Participating Manufacturer or its agents shall be offered or received in evidence in any action or proceeding for any purpose other than in an action or proceeding arising under or relating to this Agreement.

         (g) Representations of Parties. Each Settling State and each Participating Manufacturer hereby represents that this Agreement has been duly authorized and, upon execution, will constitute a valid and binding contractual obligation, enforceable in accordance with its terms, of each of them. The signatories hereto on behalf of their respective Settling States expressly represent and warrant that they have the authority to settle and release all Released Claims of their respective Settling States and any of their respective Settling States' past, present, and future agents, officials acting in their official capacities, legal representatives, agencies, departments, commissions, and divisions, and that such signatories are aware of no authority to the contrary. It is recognized that the Original Participating Manufacturer is relying on the foregoing representation and warranty in making the payments required by and in otherwise performing under this Agreement. The Original Participating Manufacturer shall have the right to terminate this Agreement pursuant to section XV(v) as to any Settling State as to which the foregoing representation and warranty is breached or not effectively given.

         (h) Sales of Cigarettes. The Original Participating Manufacturer certifies and represents that it does not currently manufacture, market, sell, or import for sale


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
Cigarettes. Each Participating Manufacturer agrees that in the event that such Participating Manufacturer manufactures, markets, sells, or imports for sale Cigarettes after the MSA Execution Date, it will become a participating manufacturer in the Cigarette Master Settlement Agreement (as that term is defined in the Cigarette Master Settlement Agreement) before engaging in such Cigarette manufacturing, marketing, sales, or imports. This subsection shall be deemed an essential and material part of every term of this Agreement and shall be incorporated in each term of this Agreement as if repeated verbatim in such term.

         (i) Obligations Several, Not Joint. All obligations of the Participating Manufacturers pursuant to this Agreement (including, but not limited to, all payment obligations) are intended to be, and shall remain, several and not joint.

         (j) Headings. The headings of the sections and subsections of this Agreement are not binding and are for reference only and do not limit, expand, or otherwise affect the contents or meaning of this Agreement.

         (k) Amendment and Waiver. This Agreement may be amended by a written instrument executed by all Participating Manufacturers affected by the amendment and by all Settling States affected by the amendment. The terms of any such amendment shall not be enforceable in any Settling State that is not a signatory to such amendment. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving party or parties. The waiver by any party of any breach of this Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, nor shall such waiver be deemed to be or construed as a waiver by any other party.


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
         (l) Notices. All notices or other communications to any party to this Agreement shall be in writing (including, but not limited to, facsimile, telex, telecopy, or similar writing) and shall be given at the addresses specified in Exhibit E (as it may be amended to reflect any additional Participating Manufacturer that becomes a party to this Agreement after the MSA Execution
Date). Any Settling State or Participating Manufacturer may change or add the name and address of the persons designated to receive notice on its behalf by notice given (effective upon the giving of such notice) as provided in this subsection.

         (m) Cooperation. Each Settling State and each Participating Manufacturer agrees to use its best efforts and to cooperate with each other to cause this Agreement and the Consent Decrees to become effective, to obtain all necessary approvals, consents, and authorizations, if any, and to execute all documents and to take such other action as may be appropriate in connection herewith. Consistent with the foregoing, each Settling State and each Participating Manufacturer agrees that it will not directly or indirectly assist or encourage any challenge to this Agreement or any Consent Decree by any other person, and will support the integrity and enforcement of the terms of this Agreement and the Consent Decrees. Each Settling State shall use its best efforts to cause State-Specific Finality to occur as to such Settling State.

         (n) Designees to Discuss Disputes. Within 14 days after the MSA Execution Date, each Settling State's Attorney General and each Participating Manufacturer shall provide written notice of its designation of a senior representative to discuss with the other signatories to this Agreement any disputes and/or other issues that may arise with respect to this Agreement. Each Settling State's Attorney General shall provide such


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
notice of the name, address, and telephone number of the person it has so designated to each Participating Manufacturer and to NAAG. Each Participating Manufacturer shall provide such notice of the name, address, and telephone number of the person it has so designated to each Settling State's Attorney General, to NAAG, and to each other Participating Manufacturer.

         (o) Governing Law. This Agreement (other than the Escrow Agreement) shall be governed by the laws of the relevant Settling State, without regard to the conflict of law rules of such Settling State. The Escrow Agreement shall be governed by the laws of the State in which the Escrow Court is located, without regard to the conflict of law rules of such State.

         (p) Severability.

                  (1) Sections VI, VII, VIII, IX, X, XI, XII, and XV(b), (c),
         (d), (e), (f), (g), (h), (i), (p), (q), (s), (t) and (ee) hereof
         ("Nonseverable Provisions") are not severable, except to the extent that severance of section VI is permitted by Settling States pursuant to section VI(d) hereof. The remaining terms of this Agreement are severable, as set forth herein.

                  (2) If a court materially modifies, renders unenforceable, or finds to be unlawful any of the Nonseverable Provisions, the NAAG executive committee shall select a team of Attorneys General (the "Negotiating Team") to attempt to negotiate an equivalent or comparable substitute term or other appropriate credit or adjustment (a "Substitute Term") with the Original Participating Manufacturer. In the event that the court referred to in the preceding sentence is located in a Settling State, the Negotiating Team shall include the Attorney General of such


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
         Settling State. The Original Participating Manufacturer shall have no obligation to agree to any Substitute Term. If the Original Participating Manufacturer does not agree to a Substitute Term, this Agreement shall be terminated in all Settling States affected by the court's ruling. The Negotiating Team shall submit any proposed Substitute Term negotiated by the Negotiating Team and agreed to by the Original Participating Manufacturer to the Attorneys General of all of the affected Settling States for their approval. If any affected Settling State does not approve the proposed Substitute Term, this Agreement in such Settling State shall be terminated.

                  (3) If a court materially modifies, renders unenforceable, or finds to be unlawful any term of this Agreement other than a Nonseverable Provision:

                           (A) The remaining terms of this Agreement shall
                  remain in full force and effect.

                           (B) Each Settling State whose rights or obligations
                  under this Agreement are affected by the court's decision in question (the "Affected Settling State") and the Participating Manufacturers agree to negotiate in good faith a Substitute Term. Any agreement on a Substitute Term reached between the Participating Manufacturers and the Affected Settling State shall not modify or amend the terms of this Agreement with regard to any other Settling State.

                           (C) If the Affected Settling State and the
                  Participating Manufacturers are unable to agree on a Substitute Term, then they will submit the issue to non-binding mediation. If mediation fails to produce


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
                  agreement to a Substitute Term, then that term shall be severed and the remainder of this Agreement shall remain in full force and effect.

                  (4) If a court materially modifies, renders unenforceable, or finds to be unlawful any portion of any provision of this Agreement, the remaining portions of such provision shall be unenforceable with respect to the affected Settling State unless a Substitute Term is arrived at pursuant to subsections XV(p)(2) or (3) hereof, whichever is applicable.

         (q) Intended Beneficiaries. No portion of this Agreement shall provide any rights to, or be enforceable by, any person or entity that is not a Settling State or a Released Party. No Settling State may assign or otherwise convey any right to enforce any provision of this Agreement.

         (r) Counterparts. This Agreement may be executed in counterparts. Facsimile or photocopied signatures shall be considered as valid signatures as of the date affixed, although the original signature pages shall thereafter be appended.

         (s) Applicability. The obligations and duties of each Participating Manufacturer set forth herein are applicable only to actions taken (or omitted to be taken) within the States. This subsection (s) shall not be construed as extending the territorial scope of any obligation or duty set forth herein whose scope is otherwise limited by the terms hereof.

         (t) Preservation of Privilege. Nothing contained in this Agreement or any Consent Decree, and no act required to be performed pursuant to this Agreement or any Consent Decree, is intended to constitute, cause, or effect any waiver (in whole or in part) of any attorney-client privilege, work product protection, or common interest/joint


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
defense privilege, and each Settling State and each Participating Manufacturer agrees that it shall not make or cause to be made in any forum any assertion to the contrary.

         (u) Non-Release. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall limit, prejudice, or otherwise interfere with the rights of any Settling State or any Participating Manufacturer to pursue any and all rights and remedies it may have against any Non-Participating Manufacturer or other non-Released Party.

         (v)   Termination.

                  (1) Unless otherwise agreed to by the Original Participating Manufacturer and the Settling State in question, in the event that (A) State-Specific Finality in a Settling State does not occur in such Settling State on or before December 31, 2001; or (B) this Agreement or the Consent Decree has been disapproved by the Court (or, in the event of an appeal from or review of a decision of the Court to approve this Agreement and the Consent Decree, by the court hearing such appeal or conducting such review), and the time to Appeal from such disapproval has expired, or, in the event of an Appeal from such disapproval, the Appeal has been dismissed or the disapproval has been affirmed by the court of last resort to which such Appeal has been taken and such dismissal or disapproval has become no longer subject to further Appeal (including, without limitation, review by the United States Supreme Court); or (C) this Agreement is terminated in a Settling State for whatever reason (including, but not limited to, pursuant to section XV(p) of this Agreement), then this Agreement and all of its terms (except for the non-admissibility provisions hereof, which shall continue in full force and effect) shall


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
         be canceled and terminated with respect to such Settling State, and it and all orders issued by the courts in such Settling State pursuant hereto shall become null and void and of no effect.

                  (2) If this Agreement is terminated with respect to a Settling State for whatever reason, then (A) the applicable statute of limitation or any similar time requirement shall be tolled from the date such Settling State signed this Agreement until the later of the time permitted by applicable law or for one year from the date of such termination, with the effect that the parties shall be in the same position with respect to the statute of limitation as they were at the time such Settling State filed its action, and (B) the parties shall jointly move the Court for an order reinstating the actions and claims dismissed pursuant to sections XI and XII hereof, with the effect that the parties shall be in the same position with respect to those actions and claims as they were at the time the action or claim was stayed or dismissed.

         (w) Freedom of Information Requests. Upon the occurrence of State-Specific Finality in a Settling State, each Participating Manufacturer will withdraw in writing any and all requests for information, administrative applications, and proceedings brought or caused to be brought by such Participating Manufacturer pursuant to such Settling State's freedom of information law relating to the subject matter of the lawsuits identified in Exhibit A.

         (x) Bankruptcy. The following provisions shall apply if a Participating Manufacturer both enters Bankruptcy and at any time thereafter is not timely performing its financial obligations as required under this Agreement:


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
                  (1) In the event that a number of Settling States equal to at least 75% of the total number of Settling States deem (by written notice to the Participating Manufacturers other than the bankrupt Participating Manufacturer) that the financial obligations of this Agreement have been terminated and rendered null and void as to such bankrupt Participating Manufacturer (except as provided in subsection
         (A) below) due to a material breach by such Participating Manufacturer, whereupon, with respect to all Settling States:

                           (A) all agreements, all concessions, all reductions
                  of Releasing Parties' Claims, and all releases and covenants not to sue, contained in this Agreement shall be null and void as to such Participating Manufacturer. Provided, however, that
                  (i) all reductions of Releasing Parties' Claims and all releases and covenants not to sue, contained in this Agreement shall remain in full force and effect as to all persons or entities (other than the bankrupt Participating Manufacturer itself or any person or entity that, as a result of the Bankruptcy, obtains domestic tobacco assets of such Participating Manufacturer (unless such person or entity is itself a Participating Manufacturer)) who (but for the first sentence of this subsection (A)) would otherwise be Released Parties by virtue of their relationship with the bankrupt Participating Manufacturer; and (ii) in the event a Settling State asserts any Released Claim against a bankrupt Participating Manufacturer after the termination of this Agreement with respect to such Participating Manufacturer as described in this subsection (1) and receives a judgment, settlement or distribution arising from such

                  Released Claim, then the amount of any payments such Settling State has previously received from such Participating Manufacturer under this Agreement shall be applied against the amount of any such judgment, settlement or distribution (provided that in no event shall such Settling State be required to refund any payments previously received from such Participating Manufacturer pursuant to this Agreement);

                           (B) the Settling States shall have the right to
                  assert any and all claims against such Participating Manufacturer in the Bankruptcy or otherwise without regard to any limits otherwise provided in this Agreement (subject to any and all defenses against such claims);

                           (C) the Settling States may exercise all rights
                  provided under the federal Bankruptcy Code (or applicable bankruptcy law) with respect to their Claims against such Participating Manufacturer, including the right to initiate and complete police and regulatory actions against such Participating Manufacturer pursuant to the exceptions to the automatic stay set forth in section 362(b) of the Bankruptcy Code (provided, however, that such Participating Manufacturer may contest whether the Settling State's action constitutes a police and regulatory action); and

                           (D) to the extent that any Settling State is pursuing
                  a police and regulatory action against such Participating Manufacturer as described in subsection (1)(C), such Participating Manufacturer shall not request or support a request that the Bankruptcy court utilize the authority provided under section 105 of the Bankruptcy Code to impose a discretionary stay on the Settling State's action. The Participating Manufacturers further agree that they will not request, seek or support relief from the terms of this Agreement in any proceeding before any court of law (including the federal bankruptcy courts) or an administrative agency or through legislative action, including (without limitation) by way of joinder in or consent to or acquiescence in any such pleading or instrument filed by another.

                  (2) Revision of this Agreement pursuant to subsection XV(b)(2) shall not be required by virtue of any resolution on an involuntary basis in the Bankruptcy of Claims against the bankrupt Participating Manufacturer.

         (y) Notice of Material Transfers. Each Participating Manufacturer shall provide notice to each Settling State at least 20 days before consummating a sale, transfer of title, or other disposition, in one transaction or series of related transactions, of assets having a fair market value equal to five percent or more (determined in accordance with United States generally accepted accounting principles) of the consolidated assets of such Participating Manufacturer.

         (z) Entire Agreement. This Agreement (together with any agreements expressly contemplated hereby and any other contemporaneous written agreements) embodies the entire agreement and understanding between and among the Settling States and the Participating Manufacturers relating to the subject matter hereof and supersedes (1) all prior agreements and understandings relating to such subject matter, whether written or oral, and (2) all purportedly contemporaneous oral agreements and understandings relating to such subject matter, except for the Agreement of Resolution between the State of Washington and the Original Participating Manufacturer, dated October 1, 1998 (the "Washington Resolution"), and the Consent Decree and Final Judgment entered pursuant to the Resolution on October 2, 1998 (the "Washington Decree"), provided that the terms of this Agreement relating to permanent relief, enforcement, and consent decrees will supersede the corresponding terms of the Washington Resolution and the Washington Decree and that the Washington Decree will be modified accordingly.

         (aa) Business Days. Any obligation hereunder that, under the terms of this Agreement, is to be performed on a day that is not a Business Day shall be performed on the first Business Day thereafter.

         (bb) Subsequent Signatories. With respect to a Tobacco Product Manufacturer that signs this Agreement after the MSA Execution Date, the timing of obligations under this Agreement (other than payment obligations, which shall be governed by section VI) shall be negotiated to provide for the institution of such obligations on a schedule not more favorable to such subsequent signatory than that applicable to the Original Participating Manufacturer.

         (cc) Decimal Places. Any figure or percentage referred to in this Agreement shall be carried to seven decimal places.

         (dd) Regulatory Authority. Nothing in section III of this Agreement is intended to affect the legislative or regulatory authority of any local or State government.

         (ee) Successors. In the event that a Participating Manufacturer ceases selling a brand of Tobacco Products in the States that such Participating Manufacturer owned in the States prior to July 1, 1998, and an Affiliate of such Participating Manufacturer thereafter and after the MSA Execution Date intentionally sells such brand in the States, such Affiliate shall be considered to be the successor of such Participating Manufacturer with respect to such brand. Performance by any such successor of the obligations under this Agreement with respect to the sales of such brand shall be subject to court-ordered specific performance.

         (ff) Export Packaging. Each Participating Manufacturer shall place a visible indication on each package of Tobacco Products it manufactures for sale outside of the fifty United States and the District of Columbia that distinguishes such package from packages of Tobacco Products it manufactures for sale in the fifty United States and the District of Columbia.

         (gg) Actions Within Geographic Boundaries of Settling States. To the extent that any provision of this Agreement expressly prohibits, restricts, or requires any action to be taken "within" any Settling State or the Settling States, the relevant prohibition, restriction, or requirement applies within the geographic boundaries of the applicable Settling State or Settling States, including, but not limited to, Indian country or Indian trust land within such geographic boundaries.

         (hh) Notice to Affiliates. Each Participating Manufacturer shall give notice of this Agreement to each of its Affiliates.

XVI.  ATTORNEYS FEES

         The payment of attorneys fees under the Agreement by the Original Participating Manufacturer is set forth in Exhibit G.

         IN WITNESS WHEREOF, each Settling State and each Participating Manufacturer, through their fully-authorized representatives, have agreed to this Agreement.

STATE OF ALABAMA



By:  ____________________________
     Fob James, Jr.
     Governor



Date:  __________________



By:  ____________________________
     Bill Pryor
     Attorney General



Date:  __________________

STATE OF ALASKA



By:  ____________________________
     Bruce M. Botelho
     Attorney General



Date:  __________________

AMERICAN SAMOA



By:  ____________________________
     Tauese P. Sunia
     Governor



Date:  __________________



By:  ____________________________
     Toetagata Albert Mailo
     Attorney General



Date:  __________________

STATE OF ARIZONA



By:  ____________________________
     Grant Woods
     Attorney General



Date:  __________________



By:  ____________________________
     John H. Kelley
     Director
     Arizona Health Care Cost
     Containment System



Date:  __________________

STATE OF ARKANSAS



By:  ____________________________
     Winston Bryant
     Attorney General



Date:  __________________

STATE OF CALIFORNIA



By:  ____________________________
     Daniel E. Lungren
     Attorney General



Date:  __________________


By:  ____________________________
     Kimberly Belshe
     Director
     California Department of Health Services



Date:  __________________

STATE OF COLORADO



By:  ____________________________
     Gale A. Norton
     Attorney General



Date:  __________________

STATE OF CONNECTICUT



By:  ____________________________
     Richard Blumenthal
     Attorney General



Date:  __________________

STATE OF DELAWARE



By:  ____________________________
     M. Jane Brady
     Attorney General



Date:  __________________

DISTRICT OF COLUMBIA



By:  ____________________________
     John M. Ferren
     Corporation Counsel



Date:  __________________



By:  ____________________________
     Marion Barry, Jr.
     Mayor



Date:  ___________________

STATE OF GEORGIA



By:  ____________________________
     Zell Miller
     Governor



Date:  __________________



By:  ____________________________
     Thurbert E. Baker
     Attorney General



Date:  __________________

GUAM



By:  ____________________________
     Carl T.C. Gutierrez
     Governor



Date:  __________________



By:  ____________________________
     Robert H. Kono
     Acting Attorney General



Date:  __________________

STATE OF HAWAII



By:  ____________________________
     Margery S. Bronster
     Attorney General



Date:  __________________

STATE OF IDAHO



By:  ____________________________
     Alan G. Lance
     Attorney General



Date:  __________________

STATE OF ILLINOIS



By:  ____________________________
     Jim Ryan
     Attorney General



Date:  __________________

STATE OF INDIANA



By:  ____________________________
     Frank L. O'Bannon
     Governor



Date:  __________________



By:  ____________________________
     Jeffrey A. Modisett
     Attorney General



Date:  __________________

STATE OF IOWA



By:  ____________________________
     Tom Miller
     Attorney General



Date:  __________________

STATE OF KANSAS



By:  ____________________________
     Carla J. Stovall
     Attorney General



Date:  __________________

COMMONWEALTH OF KENTUCKY



By:  ____________________________
     Albert Benjamin "Ben" Chandler III
     Attorney General



Date:  __________________

STATE OF LOUISIANA



By:  ____________________________
     Richard P. Ieyoub
     Attorney General



Date:  __________________

STATE OF MAINE



By:  ____________________________
     Andrew Ketterer
     Attorney General



Date:  __________________

STATE OF MARYLAND



By:  ____________________________
     J. Joseph Curran, Jr.
     Attorney General



Date:  __________________

COMMONWEALTH OF MASSACHUSETTS



By:  ____________________________
     Scott Harshbarger
     Attorney General



Date:  __________________

STATE OF MICHIGAN



By:  ____________________________
     Frank J. Kelley
     Attorney General



Date:  __________________

STATE OF MINNESOTA



By:  ____________________________
     Hubert H. Humphrey III
     Attorney General



Date:  __________________

STATE OF MISSISSIPPI



By:  ____________________________
     Michael C. Moore
     Attorney General



Date:  __________________

STATE OF MISSOURI



By:  ____________________________
     Jeremiah W. (Jay) Nixon
     Attorney General



Date:  __________________

STATE OF MONTANA



By:  ____________________________
     Joseph P. Mazurek
     Attorney General



Date:  __________________

STATE OF NEBRASKA



By:  ____________________________
     Don Stenberg
     Attorney General



Date:  __________________

STATE OF NEVADA



By:  ____________________________
     Frankie Sue Del Papa
     Attorney General



Date:  __________________

STATE OF NEW HAMPSHIRE



By:  ____________________________
     Philip T. McLaughlin
     Attorney General



Date:  __________________

STATE OF NEW JERSEY



By:  ____________________________
     Peter Verniero
     Attorney General



Date:  __________________

STATE OF NEW MEXICO



By:  ____________________________
     Tom Udall
     Attorney General



Date:  __________________

STATE OF NEW YORK



By:  ____________________________
     Dennis C. Vacco
     Attorney General



Date:  __________________

STATE OF NORTH CAROLINA


By:  ____________________________

        James B. Hunt

        Governor


Date:  ____________________________






By:  ____________________________
     Michael F. Easley
     Attorney General



Date:  __________________

STATE OF NORTH DAKOTA



By:  ____________________________
     Heidi Heitkamp
     Attorney General



Date:  __________________

NORTHERN MARIANA ISLANDS



By:  ____________________________
      Sally Pfund

       (Acting) Attorney General



Date:  __________________

STATE OF OHIO



By:  ____________________________
     Betty D. Montgomery
     Attorney General



Date:  __________________

STATE OF OKLAHOMA



By:  ____________________________
     W.A. Drew Edmondson
     Attorney General



Date:  __________________

STATE OF OREGON



By:  ____________________________
     Hardy Myers
     Attorney General



Date:  __________________

COMMONWEALTH OF PENNSYLVANIA



By:  ____________________________
     Mike Fisher
     Attorney General



Date:  __________________

COMMONWEALTH OF PUERTO RICO



By:  ____________________________
     Jose A. Fuentes-Agostini
     Attorney General



Date:  __________________

STATE OF RHODE ISLAND



By:  ____________________________
     Jeffrey B. Pine
     Attorney General



Date:  __________________

STATE OF SOUTH CAROLINA



By:  ____________________________
     Charlie Condon
     Attorney General



Date:  __________________

STATE OF SOUTH DAKOTA



By:  ____________________________
     William J. Janklow
     Governor



Date:  __________________



By:  ____________________________
      Mark Barnett
      Attorney General



Date:  __________________

STATE OF TENNESSEE



By:  ____________________________
     John Knox Walkup
     Attorney General



Date:  __________________

STATE OF UTAH



By:  ____________________________
     Jan Graham
     Attorney General



Date:  __________________

STATE OF VERMONT



By:  ____________________________
     William H. Sorrell
     Attorney General



Date:  __________________

COMMONWEALTH OF VIRGINIA


By:  ____________________________
     Mark L. Earley
     Attorney General



Date:  __________________

THE VIRGIN ISLANDS OF THE UNITED
      STATES




By:  ____________________________
     Julio A. Brady
     Attorney General



Date:  __________________

STATE OF WASHINGTON



By:  ____________________________
     Christine O. Gregoire
     Attorney General



Date:  __________________

STATE OF WEST VIRGINIA




By:  ____________________________
     Darrell V. McGraw Jr.
     Attorney General



Date:  __________________

STATE OF WISCONSIN



By:  ____________________________
     Tommy G. Thompson
     Governor



Date:  __________________



By:  ____________________________
     James E. Doyle
     Attorney General



Date:  __________________

STATE OF WYOMING



By:  ____________________________
     Jim Geringer
     Governor



Date:  __________________




By:  ____________________________
     Gay Woodhouse
     (Acting) Attorney General



Date:  __________________

UNITED STATES TOBACCO COMPANY



and its subsidiaries,



UNITED STATES TOBACCO MANUFACTURING COMPANY INC. and
UNITED STATES TOBACCO SALES AND MARKETING COMPANY INC.



By:  ____________________________
     Richard H. Verheij
     Executive Vice President and

      General Counsel



Date:  __________________



By:  ____________________________
     Peter J. McKenna
     Counsel



Date:  __________________

                                    EXHIBIT A

                                LIST OF LAWSUITS

1.      Alaska
        State of Alaska v. Philip Morris, Inc., et al., Superior Court, First Judicial District at Juneau, No. IJU-97915 CI (Alaska)

2.      Arizona
        State of Arizona v. American Tobacco Co., Inc., et al., Superior Court, Maricopa County, No. CV-96-14769 (Ariz.)

3.      Arkansas
        State of Arkansas v. The American Tobacco Co., Inc., et al., Chancery Court, 6th Division, Pulaski County, No. IJ 97-2982 (Ark.)

4.      California
        People of the State of California et al. v. Philip Morris, Inc., et al., Superior Court, Sacramento County, No. 97-AS-30301 (Cal.)

5.      Colorado
        State of Colorado et al., v. R.J. Reynolds Tobacco Co., et al., District Court, City and County of Denver, No. 97CV3432 (Colo.)

6.      Connecticut
        State of Connecticut v. Philip Morris, et al., Superior Court, Judicial District of Waterbury, No. X02CV96-0148414S (Conn.)

7.      Hawaii
        State of Hawaii v. Brown & Williamson Tobacco Corp., et al., Circuit Court, First Circuit, No. 97-0441-01 (Haw.)

8.      Idaho
        State of Idaho v. Philip Morris, Inc., et al., Fourth Judicial District, Ada County, No. CVOC 9703239D (Idaho)

9.      Illinois
        People of the State of Illinois v. Philip Morris et al., Circuit Court of Cook County, No. 96-L13146 (Ill.)

10.     Indiana
        State of Indiana v. Philip Morris, Inc., et al., Marion County Superior Court, No. 49D 07-9702-CT-0236 (Ind.)

11.     Iowa
        State of Iowa v. R.J. Reynolds Tobacco Company et al., Iowa District Court, Polk County, No. CL71048 (Iowa)

12.     Louisiana
        Ieyoub v. The American Tobacco Company, et al., 14th Judicial District Court, Calcasieu Parish, No. 96-1209 (La.),

13.     Maine
        State of Maine v. Philip Morris, Inc., et al., Superior Court, Kennebec County, No. CV 97-134 (Me.)

14.     Missouri
        State of Missouri v. American Tobacco Co., Inc. et al., Circuit Court, City of St. Louis, No. 972-1465 (Mo.)

15.     Montana
        State of Montana v. Philip Morris, Inc., et al., First Judicial Court, Lewis and Clark County, No. CDV 9700306 (Mont.)

16.     Nebraska
        State of Nebraska v. R.J. Reynolds Tobacco Co., et al., District Court, Lancaster County, No. 573277 (Neb.)

17.     Nevada
        State of Nevada v. Philip Morris, Incorporated, et al., Second Judicial Court, Washoe County, No. CV97-03279 (Nev.)

18.     New Mexico
        State of New Mexico, v. The American Tobacco Co., et al., First Judicial District Court, County of Santa Fe, No. SF-1235 c (N.M.)

19.     New York State
        State of New York et al. v. Philip Morris, Inc., et al., Supreme Court of the State of New York, County of New York, No. 400361/97 (N.Y.)

20.     Ohio
        State of Ohio v. Philip Morris, Inc., et al., Court of Common Pleas, Franklin County, No. 97CVH055114 (Ohio)

21.     Oregon
        State of Oregon v. The American Tobacco Co., et al., Circuit Court, Multnomah County, No. 9706-04457 (Or.)

22.     Pennsylvania
        Commonwealth of Pennsylvania v. Philip Morris, Inc., et al., Court of Common Pleas, Philadelphia County, April Term 1997, No. 2443

23.     Puerto Rico
        Rossello, et al. v. Brown & Williamson Tobacco Corporation, et al., U.S. District Court, Puerto Rico, No. 97-1910JAF

24.     Rhode Island
        State of Rhode Island v. American Tobacco Co., et al., Rhode Island Superior Court, Providence, No. 97-3058 (R.I.)

25.     South Carolina
        State of South Carolina v. Brown & Williamson Tobacco Corporation, et al., Court of Common Pleas, Fifth Judicial Circuit, Richland County, No. 97-CP-40-1686 (S.C.)

26.     South Dakota
        State of South Dakota, et al. v. Philip Morris, Inc., et al., Circuit Court, Hughes County, Sixth Judicial Circuit, No. 98-65 (S.D.)

27.     Vermont
        State of Vermont v. Philip Morris, Inc., et al., Chittenden Superior Court, Chittenden County, No. 744-97 (Vt.)

28.     West Virginia
        McGraw, et al. v. The American Tobacco Company, et al., Kanawha County Circuit Court, No. 94-1707 (W. Va.)

29.     Wisconsin
        State of Wisconsin v. Philip Morris Inc., et al., Circuit Court, Branch 11, Dane County, No. 97-CV-328 (Wis.)

Additional States Section

1. For each Settling State not listed above, the lawsuit or other legal action filed by the Attorney General or Governor of such Settling State against Participating Manufacturers in the Court in such Settling State prior to 30 days after the MSA Execution Date asserting Released Claims.

2.   Washington

     State of Washington v. American Tobacco Co. Inc., et al., Superior Court of Washington, King County, No. 96-2-1505608SEA (Wash.)

                                    EXHIBIT B

                     POTENTIAL LEGISLATION NOT TO BE OPPOSED

1.   Limitations on Youth access to vending machines.

2.   Inclusion of cigars within the definition of tobacco products.

3. Enhancement of enforcement efforts to identify and prosecute violations of laws prohibiting retail sales to Youth.

4. Encouraging or supporting use of technology to increase effectiveness of age-of-purchase laws, such as, without limitation, the use of programmable scanners, scanners to read drivers' licenses, or use of other age/ID data banks.

5. Limitations on promotional programs for non-tobacco goods using Tobacco Products as prizes or give-aways.

6. Enforcement of access restrictions through penalties on Youth for possession or use.

7. Limitations on tobacco product advertising in or on school facilities, or wearing of tobacco logo merchandise in or on school property.

8. Limitations on non-tobacco products which are designed to look like tobacco products, such as bubble gum cigars, candy cigarettes, etc.

                                    EXHIBIT C

                               DOCUMENT PRODUCTION

Section 1.

     (a) Philip Morris Companies, Inc., et al., v. American Broadcasting Companies, Inc., et al., At Law No. 760CL94X00816-00 (Cir. Ct., City of Richmond)

     (b)  Harley-Davidson v. Lorillard Tobacco Co., No. 93-947 (S.D.N.Y.)

     (c)  Lorillard Tobacco Co. v. Harley-Davidson, No. 93-6098 (E.D. Wis.)

     (d)  Brown & Williamson v. Jacobson and CBS, Inc., No. 82-648 (N.D. Ill.)

     (e) The FTC investigations of tobacco industry advertising and promotion as embodied in the following cites:

                 1.          46 FTC 706

                 2.          48 FTC 82

                 3.          46 FTC 735

                 4.          47 FTC 1393

                 5.          108 F. Supp. 573

                 6.          55 FTC 354

                 7.          56 FTC 96

                 8.          79 FTC 255

                 9.          80 FTC 455

                 10.         #8023069

                 11.         #8323222

         Each Original Participating Manufacturer and Tobacco-Related Organization will conduct its own reasonable inquiry to determine what documents or deposition testimony, if any, it produced or provided in the above-listed matters.

Section 2.

     (a) State of Washington v. American Tobacco Co., et al., No. 96-2-15056-8 SEA (Wash. Super. Ct., County of King)

     (b) In re Mike Moore, Attorney General, ex rel, State of Mississippi Tobacco Litigation, No. 94-1429 (Chancery Ct., Jackson, Miss.)

     (c) State of Florida v. American Tobacco Co., et al., No. CL 95-1466 AH (Fla. Cir. Ct., 15th Judicial Cir., Palm Beach Co.)

     (d)  State of Texas v. American Tobacco Co., et al., No. 5-96CV-91 (E.D.
          Tex.)

     (e) Minnesota v. Philip Morris et al., No. C-94-8565 (Minn. Dist. Ct., County of Ramsey)

     (f) Broin v. R.J. Reynolds, No. 91-49738 CA (22) (11th Judicial Ct., Dade County, Florida)

                                    EXHIBIT D

                              MODEL CONSENT DECREE



                 IN THE [XXXXXX] COURT OF THE STATE OF [XXXXXX]
                        IN AND FOR THE COUNTY OF [XXXXX]

- - - - - - - - - - - - - - - - - - - - - - - - - x  CAUSE NO.  XXXXXX
                                                  :
                                                  :
STATE OF [XXXXXXXXXXX],                           :  CONSENT DECREE AND FINAL
                  Plaintiff,                      :  JUDGMENT
                     v.                           :
                                                  :
[XXXXXX XXXXX XXXX], et al.,                      :
                                                  :
                  Defendants.                     :
                                                  :
- - - - - - - - - - - - - - - - - - - - - - - - - x


         WHEREAS, Plaintiff, [the State of [name of Settling State]], commenced this action on [date], [by and through its Attorney General [name]], pursuant to [her/his/its] common law powers and the provisions of [state and/or federal law];

         WHEREAS, the State of [name of Settling State] asserted various claims for monetary, equitable and injunctive relief on behalf of the State of [name of Settling State] against certain tobacco product manufacturers and other defendants;

         WHEREAS, Defendants have contested the claims in the State's complaint [and amended complaints, if any] and denied the State's allegations [and asserted affirmative defenses];

         WHEREAS, the parties desire to resolve this action in a manner which appropriately addresses the State's public health concerns, while conserving the parties' resources, as well as those of the Court, which would otherwise be expended in litigating a matter of this magnitude; and

         WHEREAS, the Court has made no determination of any violation of law, this Consent Decree and Final Judgment being entered prior to the taking of any testimony and without trial or final adjudication of any issue of fact or law;

         NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:

I.       JURISDICTION AND VENUE

         This Court has jurisdiction over the subject matter of this action and over each of the Participating Manufacturers. Venue is proper in this [county/district].

II.      DEFINITIONS

         The definitions set forth in the Agreement (a copy of which is attached hereto) are incorporated herein by reference.

III.     APPLICABILITY

         A. This Consent Decree and Final Judgment applies only to the Participating Manufacturers in their corporate capacity acting through their respective successors and assigns, directors, officers, employees, agents, subsidiaries, divisions, or other internal organizational units of any kind or any other entities acting in concert or participation with them. The remedies, penalties and sanctions that may be imposed or assessed in connection with a violation of this Consent Decree and Final Judgment (or any order issued in connection herewith) shall only apply to the Participating Manufacturers, and shall not be imposed or assessed against any employee, officer or director of any Participating Manufacturer, or against any other person or entity as a consequence of such violation, and there shall be no jurisdiction under this Consent Decree and Final Judgment to do so.

         B. This Consent Decree and Final Judgment is not intended to and does not vest standing in any third party with respect to the terms hereof. No portion of this Consent Decree and Final Judgment shall provide any rights to, or be enforceable by, any person or entity other than the State of [name of Settling State] or a Released Party. The State of [name of Settling State] may not assign or otherwise convey any right to enforce any provision of this Consent Decree and Final Judgment.

IV.      VOLUNTARY ACT OF THE PARTIES

         The parties hereto expressly acknowledge and agree that this Consent Decree and Final Judgment is voluntarily entered into as the result of arm's-length negotiation, and all parties hereto were represented by counsel in deciding to enter into this Consent Decree and Final Judgment.

V.       INJUNCTIVE AND OTHER EQUITABLE RELIEF

         Each Participating Manufacturer is permanently enjoined from:

         A. Taking any action, directly or indirectly, to target Youth within the State of [name of Settling State] in the advertising, promotion or marketing of Tobacco Products, or taking any action the primary purpose of which is to initiate, maintain or increase the incidence of use of Tobacco Products by Youth within the State of [name of Settling State].

         B. After 180 days after the MSA Execution Date, using or causing to be used within the State of [name of Settling State] any Cartoon in the advertising, promoting, packaging or labeling of Tobacco Products.

         C. After 30 days after the MSA Execution Date, making or causing to be made any payment or other consideration to any other person or entity to use, display, make reference to or use as a prop within the State of [name of Settling State] any Tobacco Product, Tobacco Product package, advertisement for a Tobacco Product, or any other item bearing a Brand Name in any Media; provided, however, that the foregoing prohibition shall not apply to (1) Media where the audience or viewers are within an Adult-Only Facility (provided such Media are not visible to persons outside such Adult-Only facility); (2) Media not intended for distribution or display to the public; or (3) actions taken by any Participating Manufacturer in connection with a Brand Name Sponsorship permitted pursuant to subsections III(c)(2)(A) and III(c)(2)(B)(i) of the Agreement and use of a Brand Name to identify a Brand Name Sponsorship permitted by subsection III(c)(2)(B)(ii).

         D. Beginning July 1, 1999, marketing, distributing, offering, selling, licensing or causing to be marketed, distributed, offered, sold, or licensed (including, without limitation, by catalogue or direct mail), within the State of [name of Settling State], any apparel or other merchandise (other than Tobacco Products, items the sole function of which is to advertise Tobacco Products, or written or electronic publications) which bears a Brand Name. Provided, however, that nothing in this section shall (1) require any Participating Manufacturer to breach or terminate any licensing agreement or other contract in existence as of June 20, 1997 (this exception shall not apply beyond the current term of any existing contract, without regard to any renewal or option term that may be exercised by such Participating Manufacturer); (2) prohibit the distribution to any Participating Manufacturer's employee who is not Underage of any item described above that is intended for the personal use of such an employee; (3) require any Participating Manufacturer to retrieve, collect or otherwise recover any item that prior to the MSA Execution Date was marketed, distributed, offered, sold, licensed or caused to be marketed, distributed, offered, sold or licensed by such Participating Manufacturer; (4) apply to coupons or other items used by Adults solely in connection with the purchase of Tobacco Products; (5) apply to apparel or other merchandise used within an Adult-Only Facility that is not distributed (by sale or otherwise) to any member of the general public; or (6) apply to apparel or other merchandise
(a) marketed, distributed, offered, sold, or licensed at the site of a Brand Name Sponsorship permitted pursuant to subsection III(c)(2)(A) or III(c)(2)(B)(i) of the Agreement by the person to which the relevant Participating Manufacturer has provided payment in exchange for the use of the relevant Brand Name in the Brand Name Sponsorship or a third-party that does not receive payment from the relevant Participating Manufacturer (or any Affiliate of such Participating Manufacturer) in connection with the marketing, distribution, offer, sale or license of such apparel or other merchandise, or
(b) used at the site of a Brand Name Sponsorship permitted pursuant to subsections III(c)(2)(A) or III(c)(2)(B)(i) of the Agreement (during such event) that are not distributed (by sale or otherwise) to any member of the general public.

         E. After seven days after the MSA Execution Date, distributing or causing to be distributed within the State of [name of Settling State] any free samples of Tobacco Products except in an Adult-Only Facility. For purposes of this Consent Decree and Final Judgment, a "free sample" does not include a Tobacco Product that is provided to an Adult in connection with (1) the purchase, exchange or redemption for proof of purchase of any Tobacco Products (including, but not limited to, a free offer in connection with the purchase of Tobacco Products, such as a "two-for-one" offer), or (2) the conducting of consumer testing or evaluation of Tobacco Products with persons who certify that they are Adults.

         F. Using or causing to be used as a brand name of any Tobacco Product pursuant to any agreement requiring the payment of money or other valuable consideration, any nationally recognized or nationally established brand name or trade name of any non-tobacco item or service or any nationally recognized or nationally established sports team, entertainment group or individual celebrity. Provided, however, that the preceding sentence shall not apply to any Tobacco Product brand name in existence as of July 1, 1998. For the purposes of this provision, the term "other valuable consideration" shall not include an agreement between two entities who enter into such agreement for the sole purpose of avoiding infringement claims.

         G. Entering into any contract, combination or conspiracy with any other Tobacco Product Manufacturer that has the purpose or effect of: (1) limiting competition in the production or distribution of information about health hazards or other consequences of the use of their products; (2) limiting or suppressing research into tobacco and health; or (3) limiting or suppressing research into the marketing or development of new products. Provided, however, that nothing in the preceding sentence shall be deemed to (1) require any Participating Manufacturer to produce, distribute or otherwise disclose any information that is subject to any privilege or protection; (2) preclude any Participating Manufacturer from entering into any joint defense or joint legal interest agreement or arrangement (whether or not in writing), or from asserting any privilege pursuant thereto; or (3) impose any affirmative obligation on any Participating Manufacturer to conduct any research.

         H. Making any material misrepresentation of fact regarding the health consequences of using any Tobacco Product, including any tobacco additives or other ingredients. Provided, however, that nothing in the preceding sentence shall limit the exercise of any First Amendment right or the assertion of any defense or position in any judicial, legislative or regulatory forum.

VI.      MISCELLANEOUS PROVISIONS

         A. Jurisdiction of this case is retained by the Court for the purposes of implementing, and enforcing the Agreement and this Consent Decree and Final Judgment and enabling the continuing proceedings contemplated herein. Whenever possible, the State of [name of Settling State] and the Participating Manufacturers shall seek to resolve any issue that may exist as to compliance with this Consent Decree and Final Judgment by discussion among the appropriate designees named pursuant to subsection XV(n) of the Agreement. The State of [name of Settling State] and/or any Participating Manufacturer may apply to the Court at any time for further orders and directions as may be necessary or appropriate for the implementation and enforcement of this Consent Decree and Final Judgment. Provided, however, that with regard to subsections V(A) and V(H) of this Consent Decree and Final Judgment, the Attorney General shall issue a cease and desist demand to the Participating Manufacturer that the Attorney General believes is in violation of either of such sections at least ten Business Days before the Attorney General applies to the Court for an order to enforce such subsections, unless the Attorney General reasonably determines that either a compelling time-sensitive public health and safety concern requires more immediate action or the Court has previously issued an Enforcement Order to the Participating Manufacturer in question for the same or a substantially similar action or activity. For any claimed violation of this Consent Decree and Final Judgment, in determining whether to seek an order for monetary, civil contempt or criminal sanctions for any claimed violation, the Attorney General shall give good-faith consideration to whether: (1) the Participating Manufacturer that is claimed to have committed the violation has taken appropriate and reasonable steps to cause the claimed violation to be cured, unless that party has been guilty of a pattern of violations of like nature; and
(2) a legitimate, good-faith dispute exists as to the meaning of the terms in question of this Consent Decree and Final Judgment. The Court in any case in its discretion may determine not to enter an order for monetary, civil contempt or criminal sanctions.

         B. This Consent Decree and Final Judgment is not intended to be, and shall not in any event be construed as, or deemed to be, an admission or concession or evidence of (1) any liability or any wrongdoing whatsoever on the part of any Released Party or that any Released Party has engaged in any of the activities barred by this Consent Decree and Final Judgment; or (2) personal jurisdiction over any person or entity other than the Participating Manufacturers. Each Participating Manufacturer specifically disclaims and denies any liability or wrongdoing whatsoever with respect to the claims and allegations asserted against it in this action, and has stipulated to the entry of this Consent Decree and Final Judgment solely to avoid the further expense, inconvenience, burden and risk of litigation.

         C. Except as expressly provided otherwise in the Agreement, this Consent Decree and Final Judgment shall not be modified (by this Court, by any other court or by any other means) unless the party seeking modification demonstrates, by clear and convincing evidence, that it will suffer irreparable harm from new and unforeseen conditions. Provided, however, that the provisions of sections III, V, VI and VII of this Consent Decree and Final Judgment shall in no event be subject to modification without the consent of the State of [name of Settling State] and all affected Participating Manufacturers. In the event that any of the sections of this Consent Decree and Final Judgment enumerated in the preceding sentence are modified by this Court, by any other court or by any other means without the consent of the State of [name of Settling State] and all affected Participating Manufacturers, then this Consent Decree and Final Judgment shall be void and of no further effect. Changes in the economic conditions of the parties shall not be grounds for modification. It is intended that the Participating Manufacturers will comply with this Consent Decree and Final Judgment as originally entered, even if the Participating Manufacturers' obligations hereunder are greater than those imposed under current or future law (unless compliance with this Consent Decree and Final Judgment would violate such law). A change in law that results, directly or indirectly, in more favorable or beneficial treatment of any one or more of the Participating Manufacturers shall not support modification of this Consent Decree and Final Judgment.

         D. In any proceeding which results in a finding that a Participating Manufacturer violated this Consent Decree and Final Judgment, the Participating Manufacturer or Participating Manufacturers found to be in violation shall pay the State's costs and attorneys' fees incurred by the State of [name of Settling State] in such proceeding.

         E. The remedies in this Consent Decree and Final Judgment are cumulative and in addition to any other remedies the State of [name of Settling State] may have at law or equity, including but not limited to its rights under the Agreement. Nothing herein shall be construed to prevent the State from bringing an action with respect to conduct not released pursuant to the Agreement, even though that conduct may also violate this Consent Decree and Final Judgment. Nothing in this Consent Decree and Final Judgment is intended to create any right for [name of Settling State] to obtain any Tobacco Product formula that it would not otherwise have under applicable law.

         F. No party shall be considered the drafter of this Consent Decree and Final Judgment for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter. Nothing in this Consent Decree and Final Judgment shall be construed as approval by the State of [name of Settling State] of the Participating Manufacturers' business organizations, operations, acts or practices, and the Participating Manufacturers shall make no representation to the contrary.

         G. The settlement negotiations resulting in this Consent Decree and Final Judgment have been undertaken in good faith and for settlement purposes only, and no evidence of negotiations or discussions underlying this Consent Decree and Final Judgment shall be offered or received in evidence in any action or proceeding for any purpose. Neither this Consent Decree and Final Judgment nor any public discussions, public statements or public comments with respect to this Consent Decree and Final Judgment by the State of [name of Settling State] or any Participating Manufacturer or its agents shall be offered or received in evidence in any action or proceeding for any purpose other than in an action or proceeding arising under or relating to this Consent Decree and Final Judgment.

         H. All obligations of the Participating Manufacturers pursuant to this Consent Decree and Final Judgment (including, but not limited to, all payment obligations) are, and shall remain, several and not joint.

         I. The provisions of this Consent Decree and Final Judgment are applicable only to actions taken (or omitted to be taken) within the States. Provided, however, that the preceding sentence shall not be construed as extending the territorial scope of any provision of this Consent Decree and Final Judgment whose scope is otherwise limited by the terms thereof.

         J. Nothing in subsection V(A) or V(H) of this Consent Decree shall create a right to challenge the continuation, after the MSA Execution Date, of any advertising content, claim or slogan (other than use of a Cartoon) that was not unlawful prior to the MSA Execution Date.

         K. If the Agreement terminates in this State for any reason, then this Consent Decree and Final Judgment shall be void and of no further effect.

VII.     FINAL DISPOSITION

         A. The Agreement, the settlement set forth therein, and the establishment of the escrow provided for therein are hereby approved in all respects, and all claims are hereby dismissed with prejudice as provided therein.

         B. The Court finds that the person[s] signing the Agreement have full and complete authority to enter into the binding and fully effective settlement of this action as set forth in the Agreement. The Court further finds that entering into this settlement is in the best interests of the State of [name of Settling State].

         LET JUDGMENT BE ENTERED ACCORDINGLY

         DATED this _____ day of ______________, 1998

                                    EXHIBIT E

                                     NOTICES



NAAG                             Executive Director                                                PHO:  (202) 326-6053
----                             750 First Street, N.E.                                            FAX:  (202) 408-6999
                                 Suite 1100
                                 Washington, DC  20002
ESCROW AGENT
------------
[to come]

ALABAMA                          Honorable Bill Pryor                                              PHO:  (334) 242-7300
                                 Attorney General of Alabama                                       FAX:  (334) 242-4891
                                 Office of the Attorney General
                                 State House
                                 11 South Union Street
                                 Montgomery, AL  36130

ALASKA                           Honorable Bruce M. Botelho                                        PHO:  (907) 465-3600
                                 Attorney General of Alaska                                        FAX:  (907) 465-2075
                                 Office of the Attorney General
                                 Post Office Box 110300
                                 Diamond Courthouse
                                 Juneau, AK  99811-0300

AMERICAN SAMOA                   Honorable Toetagata Albert Mailo                                  PHO:  (684) 633-4163
                                 Attorney General of American Samoa                                FAX:  (684) 633-1838
                                 Office of the Attorney General
                                 Post Office Box 7
                                 Pago Pago, AS  96799

ARIZONA                          Honorable Grant Woods                                             PHO:  (602) 542-4266
                                 Attorney General of Arizona                                       FAX:  (602) 542-4085
                                 Office of the Attorney General
                                 1275 West Washington Street
                                 Phoenix, AZ  85007

ARKANSAS                         Honorable Winston Bryant                                          PHO:  (501) 682-2007
                                 Attorney General of Arkansas                                      FAX:  (501) 682-8084
                                 Office of the Attorney General
                                 200 Tower Building, 323 Center Street
                                 Little Rock, AR  72201-2610

CALIFORNIA                       Honorable Daniel E. Lungren                                       PHO:  (916) 324-5437
                                 Attorney General of California                                    FAX:  (916) 324-6734
                                 Office of the Attorney General
                                 1300 I Street, Suite 1740
                                 Sacramento, CA  95814

COLORADO                         Honorable Gale A. Norton                                          PHO:  (303) 866-3052
                                 Attorney General of Colorado                                      FAX:  (303) 866-3955
                                 Office of the Attorney General
                                 Department of Law
                                 1525 Sherman Street
                                 Denver, CO  80203

CONNECTICUT                      Honorable Richard Blumenthal                                      PHO:  (860) 808-5318
                                 Attorney General of Connecticut                                   FAX:  (860) 808-5387
                                 Office of the Attorney General
                                 55 Elm Street
                                 Hartford, CT  06141-0120

DELAWARE                         Honorable M. Jane Brady                                           PHO:  (302) 577-8400
                                 Attorney General of Delaware                                      FAX:  (302) 577-2610
                                 Office of the Attorney General
                                 Carvel State Office Building
                                 820 North French Street
                                 Wilmington, DE  19801

DISTRICT OF COLUMBIA             Honorable John M. Ferren                                          PHO:  (202) 727-6248
                                 District of Columbia Corporation Counsel                          FAX:  (202) 347-9822
                                 Office of the Corporation Counsel
                                 441 4th Street NW
                                 Washington, DC  20001

GEORGIA                          Honorable Thurbert E. Baker                                       PHO:  (404) 656-4585
                                 Attorney General of Georgia                                       FAX:  (404) 657-8733
                                 Office of the Attorney General
                                 40 Capitol Square, S.W.
                                 Atlanta, GA  30334-1300

GUAM                             Honorable Robert H. Kono                                          PHO:  (671) 475-3324
                                 Acting Attorney General of Guam                                   FAX:  (671) 472-2493
                                 Office of the Attorney General
                                 Judicial Center Building
                                 120 West O'Brien Drive
                                 Agana, GU  96910

HAWAII                           Honorable Margery S. Bronster                                     PHO:  (808) 586-1282
                                 Attorney General of Hawaii                                        FAX:  (808) 586-1239
                                 Office of the Attorney General
                                 425 Queen Street
                                 Honolulu, HI 96813

IDAHO                            Honorable Alan G. Lance                                           PHO:  (208) 334-2400
                                 Attorney General of Idaho                                         FAX:  (208) 334-2530
                                 Office of the Attorney General
                                 Statehouse P.O. Box 83720
                                 Boise, ID  83720-0010

ILLINOIS                         Honorable Jim Ryan                                                PHO:  (312) 814-2503
                                 Attorney General of Illinois                                      FAX:  (217)785-2551
                                 Office of the Attorney General
                                 James R. Thompson Center
                                 100 West Randolph Street
                                 Chicago, IL  60601

INDIANA                          Honorable Jeffrey A. Modisett                                     PHO:  (317) 233-4386
                                 Attorney General of Indiana                                       FAX:  (317) 232-7979
                                 Office of the Attorney General
                                 Indiana Government Center South
                                 Fifth Floor
                                 402 West Washington Street
                                 Indianapolis, IN  46204

IOWA                             Honorable Tom Miller                                              PHO:  (515) 281-3053
                                 Attorney General of Iowa                                          FAX:  (515) 281-4209
                                 Office of the Attorney General
                                 Hoover State Office Building
                                 Des Moines, IA  50319

KANSAS                           Honorable Carla J. Stovall                                        PHO:  (913) 296-2215
                                 Attorney General of Kansas                                        FAX:  (913) 296-6296
                                 Office of the Attorney General
                                 Judicial Building
                                 301 West Tenth Street
                                 Topeka, KS  66612-1597

KENTUCKY                         Honorable Albert Benjamin "Ben" Chandler III                      PHO:  (502) 564-7600
                                 Attorney General of Kentucky                                      FAX:  (502) 564-8310
                                 Office of the Attorney General
                                 State Capitol, Room 116
                                 Frankfort, KY  40601

LOUISIANA                        Honorable Richard P. Ieyoub                                       PHO:  (504) 342-7013
                                 Attorney General of Louisiana                                     FAX:  (504) 342-8703
                                 Office of the Attorney General
                                 Department of Justice
                                 Post Office Box 94095
                                 Baton Rouge, LA  70804-4095

MAINE                            Honorable Andrew Ketterer                                         PHO:  (207) 626-8800
                                 Attorney General of Maine                                         FAX:  (207) 287-3145
                                 Office of the Attorney General
                                 State House Station Six
                                 Augusta, ME  04333

MARYLAND                         Honorable J. Joseph Curran Jr.                                    PHO:  (410) 576-6300
                                 Attorney General of Maryland                                      FAX:  (410) 333-8298
                                 Office of the Attorney General
                                 200 Saint Paul Place
                                 Baltimore, MD  21202-2202

MASSACHUSETTS                    Honorable Scott Harshbarger                                       PHO:  (617) 727-2200
                                 Attorney General of Massachusetts                                 FAX:  (617) 727-3251
                                 Office of the Attorney General
                                 One Ashburton Place
                                 Boston, MA  02108-1698

MICHIGAN                         Honorable Frank J. Kelley                                         PHO:  (517) 373-1110
                                 Attorney General of Michigan                                      FAX:  (517) 373-3042
                                 Office of the Attorney General
                                 Post Office Box 30212
                                 525 West Ottawa Street
                                 Lansing, MI  48909-0212

MINNESOTA                        Honorable Hubert H. Humphrey III                                  PHO:  (651) 296-6196
                                 Attorney General of Minnesota                                     FAX:  (612) 297-4193
                                 102 State Capitol
                                 St. Paul, MN  55155

MISSISSIPPI                      Honorable Michael C. Moore                                        PHO: (601) 359-3680
                                 Attorney General of Mississippi                                   FAX: (601) 359-4231
                                 P.O. Box 220
                                 Jackson, MS  39201-0220

MISSOURI                         Honorable Jeremiah W. (Jay) Nixon                                 PHO:  (573) 751-3321
                                 Attorney General of Missouri                                      FAX:  (573) 751-0774
                                 Office of the Attorney General
                                 Supreme Court Building
                                 207 West High Street
                                 Jefferson City, MO  65101

MONTANA                          Honorable Joseph P. Mazurek                                       PHO:  (406) 444-2026
                                 Attorney General of Montana                                       FAX:  (406) 444-3549
                                 Office of the Attorney General
                                 Justice Building, 215 North Sanders
                                 Helena, MT  59620-1401

NEBRASKA                         Honorable Don Stenberg                                            PHO:  (402) 471-2682
                                 Attorney General of Nebraska                                      FAX:  (402) 471-3820
                                 Office of the Attorney General
                                 State Capitol
                                 Post Office Box 98920
                                 Lincoln, NE  68509-8920

NEVADA                           Honorable Frankie Sue Del Papa                                    PHO:  (702) 687-4170
                                 Attorney General of Nevada                                        FAX:  (702) 687-5798
                                 Office of the Attorney General
                                 Old Supreme Court Building
                                 100 North Carson Street
                                 Carson City, NV  89701

NEW HAMPSHIRE                    Honorable Philip T. McLaughlin                                    PHO:  (603) 271-3658
                                 Attorney General of New Hampshire                                 FAX:  (603) 271-2110
                                 Office of the Attorney General
                                 State House Annex, 25 Capitol Street
                                 Concord, NH  03301-6397

NEW JERSEY                       Honorable Peter Verniero                                          PHO:  (609) 292-4925
                                 Attorney General of New Jersey                                    FAX:  (609) 292-3508
                                 Office of the Attorney General
                                 Richard J. Hughes Justice Complex
                                 25 Market Street, CN 080
                                 Trenton, NJ  08625

NEW MEXICO                       Honorable Tom Udall                                               PHO:  (505) 827-6000
                                 Attorney General of New Mexico                                    FAX:  (505) 827-5826
                                 Office of the Attorney General
                                 Post Office Drawer 1508
                                 Santa Fe, NM  87504-1508

NEW YORK                         Honorable Dennis C. Vacco                                         PHO:  (518) 474-7330
                                 Attorney General of New York                                      FAX:  (518) 473-9909
                                 Office of the Attorney General
                                 Department of Law-- The Capitol
                                 2nd Floor
                                 Albany, NY  12224

NORTH CAROLINA                   Honorable Michael F. Easley                                       PHO:  (919) 716-6400
                                 Attorney General of North Carolina                                FAX:  (919) 716-6750
                                 Office of the Attorney General
                                 Department of Justice
                                 Post Office Box 629
                                 Raleigh, NC  27602-0629

NORTH DAKOTA                     Honorable Heidi Heitkamp                                          PHO:  (701) 328-2210
                                 Attorney General of North Dakota                                  FAX:  (701) 328-2226
                                 Office of the Attorney General
                                 State Capitol
                                 600 East Boulevard Avenue
                                 Bismarck, ND  58505-0040

N. MARIANA ISLANDS               Honorable Sally Pfund (Acting)                                    PHO:  (670) 664-2341
                                 Attorney General of the Northern Mariana Islands                  FAX:  (670) 664-2349
                                 Office of the Attorney General
                                 Administration Building
                                 Saipan, MP  96950

OHIO                             Honorable Betty D. Montgomery                                     PHO:  (614) 466-3376
                                 Attorney General of Ohio                                          FAX:  (614) 466-5087
                                 Office of the Attorney General
                                 State Office Tower
                                 30 East Broad Street
                                 Columbus, OH  43266-0410

OKLAHOMA                         Honorable W.A. Drew Edmondson                                     PHO:  (405) 521-3921
                                 Attorney General of Oklahoma                                      FAX:  (405) 521-6246
                                 Office of the Attorney General
                                 State Capitol, Room 112
                                 2300 North Lincoln Boulevard
                                 Oklahoma City, OK  73105

OREGON                           Honorable Hardy Myers                                             PHO:  (503) 378-6002
                                 Attorney General of Oregon                                        FAX:  (503) 378-4017
                                 Office of the Attorney General
                                 Justice Building
                                 1162 Court Street NE
                                 Salem, OR  97310

PENNSYLVANIA                     Honorable Mike Fisher                                             PHO:  (717) 787-3391
                                 Attorney General of Pennsylvania                                  FAX:  (717) 783-1107
                                 Office of the Attorney General
                                 Strawberry Square
                                 Harrisburg, PA  17120

PUERTO RICO                      Honorable Jose A. Fuentes-Agostini                                PHO:  (787) 721-7700
                                 Attorney General of Puerto Rico                                   FAX:  (787) 724-4770
                                 Office of the Attorney General
                                 Post Office Box 192
                                 San Juan, PR  00902-0192

RHODE ISLAND                     Honorable Jeffrey B. Pine                                         PHO:  (401) 274-4400
                                 Attorney General of Rhode Island                                  FAX:  (401) 222-1302
                                 Office of the Attorney General
                                 150 South Main Street
                                 Providence, RI  02903

SOUTH CAROLINA                   Honorable Charlie Condon                                          PHO:  (803) 734-3970
                                 Attorney General of South Carolina                                FAX:  (803) 253-6283
                                 Office of the Attorney General
                                 Rembert C. Dennis Office Building
                                 Post Office Box 11549
                                 Columbia, SC  29211-1549

SOUTH DAKOTA                     Honorable Mark Barnett                                            PHO:  (605) 773-3215
                                 Attorney General of South Dakota                                  FAX:  (605) 773-4106
                                 Office of the Attorney General
                                 500 East Capitol
                                 Pierre, SD  57501-5070

TENNESSEE                        Honorable John Knox Walkup                                        PHO:  (615) 741-6474
                                 Attorney General of Tennessee                                     FAX:  (615) 741-2009
                                 Office of the Attorney General
                                 500 Charlotte Avenue
                                 Nashville, TN  37243

UTAH                             Honorable Jan Graham                                              PHO:  (801) 538-1326
                                 Attorney General of Utah                                          FAX:  (801) 538-1121
                                 Office of the Attorney General
                                 State Capitol, Room 236
                                 Salt Lake City, UT  84114-0810

VERMONT                          Honorable William H. Sorrell                                      PHO:  (802) 828-3171
                                 Attorney General of Vermont                                       FAX:  (802) 828-3187
                                 Office of the Attorney General
                                 109 State Street
                                 Montpelier, VT  05609-1001

VIRGINIA                         Honorable Mark L. Earley                                          PHO:  (804) 786-2071
                                 Attorney General of Virginia                                      FAX:  (804) 371-0200
                                 Office of the Attorney General
                                 900 East Main Street
                                 Richmond, VA  23219

VIRGIN ISLANDS                   Honorable Julio A. Brady                                          PHO:  (340) 774-5666
                                 Attorney General of the Virgin Islands                            FAX:  (340) 774-9710
                                 Office of the Attorney General
                                 Department of Justice
                                 G.E.R.S. Complex
                                 48B-50C Kronprinsdens Gade
                                 St. Thomas, VI  00802

WASHINGTON                       Honorable Christine O. Gregoire                                   PHO:  (360) 753-6200
                                 Attorney General of Washington                                    FAX:  (360) 664-0228
                                 Office of the Attorney General
                                 P.O. Box 40100
                                 1125 Washington Street, SE
                                 Olympia, WA  98504-0100

                                 with a copy to:
                                 ---------------

                                 Joseph F. Rice
                                 John J. McConnell, Jr.
                                 Ness, Motley, Loadholt, Richardson & Poole
                                 151 Meeting Street, Suite 200
                                 Post Office Box 1137
                                 Charleston SC  29402
                                 Tel:  843-720-9000

                                 Fax: 843-720-9290
WEST VIRGINIA                    Honorable Darrell V. McGraw Jr.                                   PHO:  (304) 558-2021
                                 Attorney General of West Virginia                                 FAX:  (304) 558-0140
                                 Office of the Attorney General
                                 State Capitol
                                 1900 Kanawha Boulevard East
                                 Charleston, WV  25305

WISCONSIN                        Honorable James E. Doyle                                          PHO:  (608) 266-1221
                                 Attorney General of Wisconsin                                     FAX:  (608) 267-2779
                                 Office of the Attorney General
                                 State Capitol
                                 Post Office Box 7857
                                 Suite 114 East
                                 Madison, WI  53707-7857

WYOMING                          Honorable Gay Woodhouse                                           PHO:  (307) 777-7841
                                 Acting Attorney General of Wyoming                                FAX:  (307) 777-6869
                                 Office of the Attorney General
                                 State Capitol Building
                                 Cheyenne, WY  82002

For United States Tobacco Company and its subsidiaries,
United States Tobacco Manufacturing Company Inc.
and United States Tobacco Sales and Marketing Company Inc.:



         Richard H. Verheij
         Executive Vice President and General Counsel
         UST Inc.
         100 West Putnam Avenue
         Greenwich, CT 06830
         Tel:  203-661-1100
         Fax:  203-661-5613

         With a copy to:
         ---------------

         Peter J. McKenna
         Skadden, Arps, Slate, Meagher & Flom LLP
         919 Third Avenue
         New York, NY 10022
         Tel:  212-735-3000
         Fax:  212-735-2000

                                    EXHIBIT F

                             FORMULA FOR CALCULATING
                              INFLATION ADJUSTMENTS

     (1) Any amount that, in any given year, is to be adjusted for inflation pursuant to this Exhibit (the "Base Amount") shall be adjusted upward by adding to such Base Amount the Inflation Adjustment.

     (2) The Inflation Adjustment shall be calculated by multiplying the Base Amount by the Inflation Adjustment Percentage applicable in that year.

     (3) The Inflation Adjustment Percentage applicable to payments due in the year 2000 shall be equal to the greater of 3% or the CPI%. For example, if the Consumer Price Index for December 1999 (as released in January 2000) is 2% higher than the Consumer Price Index for December 1998 (as released in January
1999), then the CPI% with respect to a payment due in 2000 would be 2%. The Inflation Adjustment Percentage applicable in the year 2000 would thus be 3%.

     (4) The Inflation Adjustment Percentage applicable to payments due in any year after 2000 shall be calculated by applying each year the greater of 3% or the CPI% on the Inflation Adjustment Percentage applicable to payments due in the prior year. Continuing the example in subsection (3) above, if the CPI% with respect to a payment due in 2001 is 6%, then the Inflation Adjustment Percentage applicable in 2001 would be 9.1800000% (an additional 6% applied on the 3% Inflation Adjustment Percentage applicable in 2000), and if the CPI% with respect to a payment due in 2002 is 4%, then the Inflation Adjustment Percentage applicable in 2002 would be 13.5472000% (an additional 4% applied on the 9.1800000% Inflation Adjustment Percentage applicable in 2001).

     (5) "Consumer Price Index" means the Consumer Price Index for All Urban Consumers as published by the Bureau of Labor Statistics of the U.S. Department of Labor (or other similar measures agreed to by the Settling States and the Participating Manufacturers).

     (6) The "CPI%" means the actual total percent change in the Consumer Price Index during the calendar year immediately preceding the year in which the payment in question is due.

     (7) Additional Example.

     Calculating the Inflation Adjustment Percentages:



                                                 Percentage to be
                                                 applied on the Inflation
                                                 Adjustment Percentage
                                                 for the prior year (i.e., the       Inflation
     Payment                Hypothetical         greater of 3% or the                Adjustment
     Year                   CPI%                 CPI%)                               Percentage
     -------------------------------------------------------------------------------------------
     2000                   2.4%                 3.0%                                 3.0000000%
     2001                   2.1%                 3.0%                                 6.0900000%
     2002                   3.5%                 3.5%                                 9.8031500%
     2003                   3.5%                 3.5%                                13.6462603%
     2004                   4.0%                 4.0%                                18.1921107%
     2005                   2.2%                 3.0%                                21.7378740%
     2006                   1.6%                 3.0%                                25.3900102%

                                    EXHIBIT G

                                 ATTORNEYS FEES

         The Original Participating Manufacturer will pay, in the manner and at the times set forth below, the sum of $5 million as attorneys fees for outside counsel, if any, retained by the Settling States in connection with the actions identified in Exhibit A. The $5 million will be paid into an attorney escrow fund the later of (a) 30 days after Final Approval or (b) $2.5 million on November 23, 1999 and $2.5 million on November 23, 2000.

         Payment of the foregoing amounts to the fund shall be full satisfaction of the Original Participating Manufacturer's obligations for attorneys' fees under the Agreement. Should any dispute arise after such payments, including any dispute in connection with the disbursement of the funds, the Settling States and their attorneys agree, jointly and severally, to hold the Original Participating Manufacturer harmless in respect thereto.

         In the event that any monies paid into the fund are not disbursed by December 31, 2002, the remaining monies in the fund shall be paid to the Foundation.


                                       G-1